   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 30, 2001
                                                     REGISTRATION NO. 333-51794
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              ------------------
                                AMENDMENT NO. 1
                                      TO


                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                              ------------------
                               REV HOLDINGS INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


              DELAWARE                         2844                     13-3933701
(STATE OR OTHER JURISDICTION OF    (PRIMARY STANDARD INDUSTRIAL      (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)      CLASSIFICATION CODE NUMBER)   IDENTIFICATION NUMBER)

                               ------------------
                               35 EAST 62ND STREET
                            NEW YORK, NEW YORK 10021
                                 (212) 572-8600
               (ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER,
        INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                               ------------------
                               REV GUARANTOR CORP.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              DELAWARE                         2844                     13-4148946
(STATE OR OTHER JURISDICTION OF    (PRIMARY STANDARD INDUSTRIAL      (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)      CLASSIFICATION CODE NUMBER)   IDENTIFICATION NUMBER)
                                       ------------------

                               35 EAST 62ND STREET
                            NEW YORK, NEW YORK 10021
                                 (212) 572-8600
               (ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER,
        INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                               ------------------
                             BARRY F. SCHWARTZ, ESQ.
                               35 EAST 62ND STREET
                            NEW YORK, NEW YORK 10021
                                 (212) 572-8600
            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                               ------------------
                                    Copy to:
                              STACY J. KANTER, ESQ.
                    SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                                FOUR TIMES SQUARE
                            NEW YORK, NEW YORK 10036
                                 (212) 735-3000
                               ------------------


     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after the effective date of this registration statement.

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

     If this Form is a posteffective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]
--------------------------------------------------------------------------------

     THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a) MAY DETERMINE.

THE INFORMATION CONTAINED IN THIS DOCUMENT IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS DOCUMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                 SUBJECT TO COMPLETION DATED JANUARY 30, 2001

PROSPECTUS


                               REV HOLDINGS INC.

           OFFER TO EXCHANGE SENIOR SECURED DISCOUNT NOTES DUE 2001
                     FOR 12% SENIOR SECURED NOTES DUE 2004

                              -------------------

                 THIS EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M.,
            NEW YORK CITY TIME ON FEBRUARY 6, 2001, UNLESS EXTENDED.

                              -------------------
Terms of the Exchange Offer:



    o We will issue up to $120,900,000 aggregate principal amount of new notes.



    o We will exchange all outstanding notes that are validly tendered and not withdrawn prior to the expiration of the exchange offer.


    o You may withdraw tendered outstanding notes at any time prior to the expiration of the exchange offer.


    o The exchange offer is the initial public offering of the new notes.


    o We will not receive any proceeds from the exchange offer.


    o There is no existing market for the notes to be issued, and we do not intend to apply for their listing on any securities exchange.


The New Notes:



    o Maturity Date:
      February 1, 2004


    o Interest Rate:
      12% per year, payable semiannually on February 1 and August 1 of each year, beginning August 1, 2001.


    o Collateral:

      The new notes will be secured by 52 shares of Revlon, Inc. common stock per $1,000 principal amount of notes as compared to approximately 26 shares of Revlon, Inc. common stock per $1,000 principal amount at maturity of notes that currently collateralize the old notes. Initially, the collateral will be held by REV Guarantor Corp. which will provide a non-recourse guaranty to the holders of the new notes. Following the merger of REV Guarantor Corp. with and into REV Holdings, the new notes will be secured by a direct pledge from REV Holdings.


    o Guaranty:

     The new notes will be guaranteed on a non-recourse basis by REV Guarantor Corp., a newly formed subsidiary of REV Holdings. Once the indenture relating to the old notes is no longer in effect, REV Guarantor Corp. will be merged with and into REV Holdings.
                              -------------------

     IF YOU HAVE PREVIOUSLY VALIDLY TENDERED YOUR OLD NOTES, THEN YOU ARE NOT REQUIRED TO TAKE ANY FURTHER ACTION TO RECEIVE THE NEW NOTES. IF YOU HAVE PREVIOUSLY VALIDLY TENDERED YOUR OLD NOTES, THEN YOU MAY WITHDRAW ANY OLD NOTES SO TENDERED AT ANY TIME PRIOR TO THE EXPIRATION OF THE EXCHANGE OFFER.


     SEE THE SECTION ENTITLED "RISK FACTORS" THAT BEGINS ON PAGE 17 FOR A DISCUSSION OF THE RISKS THAT YOU SHOULD CONSIDER PRIOR TO TENDERING YOUR OUTSTANDING NOTES FOR EXCHANGE.

                              -------------------

     WE HAVE RETAINED MACKENZIE PARTNERS, INC. AS OUR INFORMATION AGENT TO ASSIST YOU IN CONNECTION WITH THE EXCHANGE OFFER. YOU MAY CALL MACKENZIE PARTNERS, INC., AT (800) 322-2885, TO RECEIVE ADDITIONAL DOCUMENTS AND TO ASK QUESTIONS.


NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES AND EXCHANGE COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR THE ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.


                             -------------------

                  The date of this Prospectus is       , 2001.

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY OF THE NOTES TO ANY PERSON OR BY ANYONE IN ANY JURISDICTION WHERE IT IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE USING THE PROSPECTUS SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO IS CORRECT AFTER THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN OUR AFFAIRS SINCE THE DATE HEREOF.

                              ------------------
                               TABLE OF CONTENTS






                                               PAGE
                                              -----
Where You Can Find More Information .........    2
Incorporation of Documents by Reference......    3
Forward-Looking Statements ..................    3
Prospectus Summary ..........................    4
Risk Factors ................................   17
Use of Proceeds .............................   26
Capitalization ..............................   27
Selected Historical and Pro Forma
   Financial Data ...........................   28
The Exchange Offer ..........................   32
Description of New Notes ....................   39
Book-Entry; Delivery and Form ...............   54
Certain U.S. Federal Income Tax
   Consequences .............................   55
Legal Matters ...............................   57
Experts .....................................   57
Annex A -- REV Holdings Inc. Annual
   Report on Form 10-K for the fiscal year
   ended December 31, 1999 ..................  A-1
Annex B -- REV Holdings Inc. Quarterly
   Report on Form 10-Q for the quarter
   ended September 30, 2000 .................  B-1


                      WHERE YOU CAN FIND MORE INFORMATION


     REV Holdings is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In accordance with the Exchange Act, we file reports and other information with the Securities and Exchange Commission. Such reports and other information can be read and copies obtained at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's regional offices located at 7 World Trade Center, 13th Floor, New York, New York 10048, and Suite 1400, Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC maintains an internet site at http://www.sec.gov that contains reports and information statements and other information regarding issuers that file electronically with the SEC, including REV Holdings.


     We have filed with the SEC a registration statement on Form S-4 (together with all amendments and exhibits, the "Registration Statement") under the Securities Act with respect to our offering of new notes. This prospectus does not contain all of the information in the Registration Statement. You will find additional information about us and the new notes in the Registration Statement. Any statements made in this prospectus concerning the provisions of legal documents are not necessarily complete and you should read the documents which are filed as exhibits to the Registration Statement or otherwise filed with the SEC.


     This prospectus is accompanied by a copy of our latest Annual Report on Form 10-K for the period ended December 31, 1999, and our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2000, which contain additional information about us.


     In the event that we are not required to comply with the reporting requirements of the Exchange Act, we will be required under the indenture for the new notes to continue to file with the SEC, and to furnish the holders of the new notes with, the information, documents and other reports specified in Sections 13 and 15(d) of the Exchange Act.

                    INCORPORATION OF DOCUMENTS BY REFERENCE


     This prospectus incorporates documents, including important business and financial information, by reference that are not part of this prospectus or delivered with this prospectus. This means that we are disclosing important information to you by referring you to those documents. You should be aware that information in a document incorporated by reference may have been modified or superseded by information that is included in other documents that were filed at a later date and which are also incorporated by reference or included in this prospectus.


     REV Holdings has filed the following documents with the SEC and they are incorporated herein by reference:


    o Annual Report on Form 10-K for the year ended December 31, 1999; and


    o Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2000, June 30, 2000 and September 30, 2000.


     All documents and reports filed by REV Holdings with the SEC after the date of this prospectus and before the termination of the offering of the new notes shall be deemed incorporated herein by reference and shall be deemed to be a part hereof from the date of filing of such documents and reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document or report that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.


     We will provide without charge, upon written or oral request, to each person to whom a copy of this prospectus is delivered, a copy of any of the documents of REV Holdings (other than exhibits to such documents unless such exhibits are specifically incorporated by reference) incorporated by reference herein.


                           FORWARD-LOOKING STATEMENTS



     This prospectus contains forward-looking statements that involve risks and uncertainties. Actual results may differ materially from those discussed in such forward-looking statements. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as "believes," "expects," "estimates," "may," "will," "should," "seeks," "plans," "scheduled to," "anticipates" or "intends" or the negative of those terms, or other variations of those terms or comparable language, or by discussions of strategy or intentions. Forward-looking statements speak only as of the date they are made, and REV Holdings undertakes no obligation to update them.

                              PROSPECTUS SUMMARY


     The following summary highlights selected information from this prospectus and may not contain all of the information that is important to you. This prospectus includes the basic terms of the notes we are offering, as well as information regarding our business and detailed financial data. We encourage you to read this prospectus in its entirety. Unless the context otherwise requires, references in this prospectus to "we," "our," "ours" and "us" refer to REV Holdings and its subsidiaries, including Revlon, Inc., references to "REV Holdings" refer to REV Holdings Inc. and references to "REV Guarantor" refer to REV Guarantor Corp.


                               ABOUT REV HOLDINGS

     REV Holdings is a holding company whose only material asset is 11,250,000 shares of Revlon, Inc. Class A Common Stock (the "Class A Common Stock") and all of the outstanding 31,250,000 shares of Revlon, Inc. Class B Common Stock (the "Class B Common Stock" and, together with the Class A Common Stock, the "Common Stock") (representing approximately 83% of the outstanding shares of Revlon, Inc. Common Stock, which together have approximately 97.3% of the combined voting power of the outstanding shares of Revlon, Inc. Common Stock). REV Holdings is indirectly wholly-owned by MacAndrews & Forbes Holdings Inc. ("MacAndrews Holdings"), a corporation wholly-owned through Mafco Holdings Inc. ("Mafco Holdings" and, together with MacAndrews Holdings, "MacAndrews & Forbes") by Ronald O. Perelman.

     Effective August 5, 1997, Revlon Worldwide Corporation was merged (the "Revlon Worldwide Merger") with and into Revlon Worldwide (Parent) Corporation ("Revlon Worldwide (Parent)"), with Revlon Worldwide (Parent) surviving the Revlon Worldwide Merger and subsequently changing its name to REV Holdings Inc.



     REV Holdings' principal executive offices are located at 35 East 62nd Street, New York, New York 10021 and its telephone number is (212) 572-8600.


                              ABOUT REVLON, INC.

     Revlon, Inc. conducts its business exclusively through its direct subsidiary, Revlon Consumer Products Corporation and its subsidiaries ("Products Corporation"). Revlon, Inc. manufactures, markets and sells an extensive array of cosmetics and skin care, fragrances and personal care products. REVLON is one of the world's best known names in cosmetics and is a leading mass market cosmetics brand. Revlon, Inc. believes that its global brand name recognition, product quality and marketing experience have enabled it to create one of the strongest consumer brand franchises in the world. Revlon, Inc.'s products are marketed under such wellknown brand names as REVLON, COLORSTAY, REVLON AGE DEFYING, ALMAY and ULTIMA II in cosmetics; MOON DROPS, ETERNA 27, ULTIMA II and JEANNE GATINEAU in skin care; CHARLIE in fragrances; and FLEX, OUTRAGEOUS, MITCHUM, COLORSTAY, COLORSILK, and JEAN NATE, in personal care products. To further strengthen its consumer brand franchises, Revlon, Inc. seeks to market each core brand with a distinct and uniform global image, including packaging and advertising, while retaining the flexibility to tailor products to local and regional preferences.

     Revlon, Inc. was founded by Charles Revson, who revolutionized the cosmetics industry by introducing nail enamels matched to lipsticks in fashion colors over 65 years ago. Today, Revlon, Inc. has leading market positions in many of its principal product categories in the United States mass market distribution channel.

     There have been a number of significant developments with respect to the business and operations of Revlon, Inc. and its operating subsidiary, Products Corporation, during the year 2000.


     Asset Dispositions. In the first half of 2000, Products Corporation disposed of its worldwide professional products line and its non-core Plusbelle brand in Argentina using a portion of the net proceeds to reduce the aggregate commitment under Product Corporation's Credit Agreement (as defined below).

     New Management Team. Revlon, Inc. formed a new management team led by Jeffrey M. Nugent, President and Chief Executive Officer and Douglas Greeff, Executive Vice President and Chief Financial Officer.



     New United States Trade Program. Products Corporation introduced an innovative new trade program with its domestic retail customers intended to increase consumer sell-through of its products, reduce merchandise returns and reduce claims for damages, among other things. The new program includes,



    o a planned roll out of a new wall display system,


    o incentives to retailers to encourage more efficient ordering and lowering return rates including setting targets for returns and rewarding retailers whose actual returns fall below the targets,


    o establishing a flat off-invoice allowance for damages eliminating expensive handling of damaged returns,


    o a new approach to discontinuing stock keeping units (SKUs) including providing retailers with advance notice, allowances encouraging sell-through of the discontinued SKUs and then limiting returns credits, and


    o providing cooperative allowances and market development funds based upon consumer sell-through (rather than sales to retailers as in the past).


     New Product Development Process. Products Corporation has undertaken and is in the process of improving its new product development process.


     Operating Efficiencies and Manufacturing Restructure Plans. Products Corporation announced significant manufacturing consolidations intended to substantially reduce costs and increase efficiencies including,


    o the planned consolidation of its North American cosmetics manufacturing at its Oxford, North Carolina facility including the shutdown of its manufacturing facility in Canada and the planned shutdown of its Phoenix, Arizona facility, and


    o the shutdown of its manufacturing facility in New Zealand.


     Advertising and Brand Image. Products Corporation historically used its in house advertising division to create and execute its advertising. As part of a change in its overall advertising strategy, Products Corporation has retained outside agencies to develop advertising campaigns on a number of key new product launches and to reposition its Ultima II brand. Products Corporation currently intends to seek competitive bids from outside agencies for development of advertising campaigns for some or all of its Revlon and Almay products.


     Reductions in Administrative Expense. Products Corporation has undertaken and is in the process of implementing substantial reductions in its administrative expense principally through reductions in its overall employee headcount in order to redirect savings toward its other strategic priorities including new product development, revitalization of the Revlon brand and revitalization of its advertising campaigns.


     Revlon, Inc.'s principal executive offices are located at 625 Madison Avenue, New York, New York 10022 and its telephone number is (212) 527-4000.

     The following sets forth a summary organizational chart for REV Holdings and REV Guarantor Corp.





                               [GRAPHIC OMITTED]


                              Mafco Holdings Inc.
                               ("Mafco Holdings")

                                               100%


                               MacAndrew & Forbes
                                  Holding Inc.
                             (MacAndrews Holdings")

                                              100%


                                      REV
                                 HOLDINGS INC.
                                ("REV HOLDINGS")

                                             82.7%


                                  Revlon, Inc.
                100%            ("Revlon, Inc.")

                                              100%

                                Revlon Consumer
  Rev                         Products Corporation
Guarantor              (including operating subsidiaries)
 Corp.**                   ("Products Corporation")


----------
* REV Holdings currently beneficially owns 11,250,000 shares of Class A common stock of Revlon, Inc. (representing approximately 56% of the outstanding shares of Class A common stock) and all of the outstanding 31,250,000 shares of Class B common stock, par value $.01 per share, of Revlon, Inc., which together represent approximately 83% of the outstanding shares of common stock of Revlon, Inc. and approximately 97.3% of the combined voting power of the outstanding shares of common stock of Revlon, Inc.

** In connection with the issuance of the new notes, the shares of Revlon, Inc. common stock that will comprise the collateral securing the new notes will be contributed to REV Guarantor Corp. and pledged to secure the Non-Recourse Guaranty. Subsequent to the Exchange Offer Transactions, and once the indenture relating to the old notes is no longer in effect, REV Guarantor Corp. will be merged with and into REV Holdings.

                              THE EXCHANGE OFFER


     BACKGROUND. The purpose of this exchange offer is to exchange all of the outstanding old notes, other than notes held by affiliates of REV Holdings, for new notes. You should read the discussion under the headings "The Exchange Offer" and "Description of New Notes" for further information regarding the notes to be issued in the exchange offer.


     The old notes were issued on March 5, 1997 by Revlon Worldwide (Parent). REV Holdings currently has outstanding old notes in the aggregate principal amount at maturity of $770.0 million. As of January 26, 2001, approximately $649.1 million principal amount at maturity of the old notes were held by an affiliate of REV Holdings. Affiliates of REV Holdings may continue to acquire old notes in privately negotiated or open market purchases. REV Holdings has no business operations of its own and REV Holdings has no cash available to pay the principal amount at maturity of the old notes on March 15, 2001. REV Holdings currently anticipates that, if any of the old notes remain outstanding following consummation of the exchange offer, unless it receives capital contributions or loans from one or more of its affiliates, it will not have any cash available to pay the principal amount at maturity of the old notes. However, none of the affiliates of REV Holdings, including MacAndrews & Forbes, are required to make any capital contributions, loans or other payments to REV Holdings with respect to REV Holdings' obligations on the old notes and therefore we cannot assure you that REV Holdings will receive any such payments prior to March 15, 2001. If REV Holdings is unable to repay the old notes at maturity, it will be an event of default under both the old notes and the new notes which could result in the new notes becoming immediately due and payable. In this event, with insufficient assets to repay either the old notes or the new notes, holders of both the old notes and the new notes would be able to attempt to realize on their collateral. In such case, each new note would be secured by a greater amount of collateral than each old note. We have been advised by our affiliate that holds old notes that, if all of the old notes, other than old notes held by our affiliate, are tendered in the exchange offer, such affiliate would contribute the old notes held by it to us prior to the maturity of the old notes. In such case, we would be able to cancel these old notes and discharge the indenture relating to the old notes. Accordingly, we believe that it is important that you tender your old notes in the exchange offer.

     In addition, although REV Holdings would be entitled to receive dividends and distributions with respect to its ownership interest in Revlon, Inc. if any were paid, Revlon, Inc. does not currently declare dividends and Revlon, Inc. has no obligation nor any compelling business reason to declare any dividends or make any such distributions. In addition, Revlon, Inc. is itself a holding company that is dependent on dividends and distributions from its operating subsidiary, Products Corporation, to pay its expenses and to pay any cash dividends or distributions on its common stock. The terms of several of the debt instruments of Products Corporation effectively prohibit it from paying dividends or making distributions to Revlon, Inc.

     The old notes are secured by a pledge of 20,000,000 shares of Common Stock of Revlon, Inc. (the "Old Notes Collateral"). Based on the market value of the Class A Common Stock as of January 29, 2001, the market value of the Old Notes Collateral was approximately $116.4 million and, therefore, the proceeds from the sale or sales of all of the Old Notes Collateral would not be sufficient to satisfy the amounts due on the outstanding old notes. The remaining 22.5 million shares of Revlon, Inc. Common Stock owned by REV Holdings have been pledged to secure the obligations of an affiliate and, therefore, are not currently available to satisfy the amounts due on the old notes. It is anticipated that, in connection with the issuance of the new notes, we will obtain the consent of the beneficiaries of the pledge to release a portion of the Common Stock pledged to them and, subject to the conditions to the exchange offer described in this prospectus, upon consummation of the exchange offer, these shares will be contributed to REV Guarantor and pledged to the holders of the new notes to secure the obligations of REV Guarantor under the Non-Recourse Guaranty. See "Description of New Notes -- Non-Recourse Guaranty" and "The Exchange Offer -- Conditions to the Exchange Offer."

NEW NOTES VERSUS OLD NOTES

     The new notes differ from the old notes in the following material ways:


    o all of the new notes will mature on February 1, 2004;

    o interest on the new notes will accrue at the annual rate of 12% and will be payable semiannually on February 1 and August 1 of each year, beginning August 1, 2001;

    o our obligations under the new notes will be guaranteed on a non-recourse basis by REV Guarantor;

    o the covenants under the indenture relating to the new notes are less restrictive than the covenants under the indenture relating to the old notes;


    o the Non-Recourse Guaranty and, following the Merger, the new notes will be secured by the value of 52 shares of Class B Common Stock of Revlon, Inc. per $1,000 principal amount of new notes as compared to approximately 26 shares of Common Stock of Revlon, Inc. per $1,000 principal amount at maturity that secures each old note; and

    o the new notes may be redeemed at any time at the option of REV Holdings, in whole or in part, at par, plus accrued and unpaid interest.



SECURITIES OFFERED..........   Up to $120.9 million in principal amount of new
                               12% senior secured notes due 2004.


THE EXCHANGE OFFER..........   We are offering the new notes in exchange for a
                               like principal amount at maturity of old notes.
                               You may tender your outstanding old notes for exchange by following the procedures described under the heading "The Exchange Offer." IF YOU
                               HAVE PREVIOUSLY VALIDLY TENDERED YOUR OLD NOTES,
                               THEN YOU ARE NOT REQUIRED TO TAKE ANY FURTHER
                               ACTION TO RECEIVE THE NEW NOTES. IF YOU HAVE
                               PREVIOUSLY VALIDLY TENDERED YOUR OLD NOTES, THEN
                               YOU MAY WITHDRAW ANY OLD NOTES SO TENDERED AT ANY
                               TIME PRIOR TO THE EXPIRATION OF THE EXCHANGE
                               OFFER.


TENDERS; EXPIRATION DATE;
 WITHDRAWAL.................   The exchange offer will expire at 5:00 p.m.,
                               New York City time, on February 6, 2001, unless we extend it. You may withdraw any notes that you tender for exchange at any time prior to the expiration of the exchange offer. If we decide for any reason not to accept any notes you have tendered for exchange, those notes will be returned to you without cost promptly after the expiration or termination of the exchange offer.
                               See "The Exchange Offer" for a more complete description of the tender and withdrawal provisions.


SOLICITATION FEE............   A solicitation fee of $10.00 per $1,000
                               principal amount at maturity of old notes accepted for exchange pursuant to the exchange offer, will be paid to brokers, dealers or others soliciting acceptances of the exchange offer, subject to the condition that a fee will not be payable in connection with exchanges of old notes by beneficial owners or registered holders who own more than $500,000 principal amount at maturity of old notes. See "The Exchange Offer --
                               Fees and Expenses -- Solicitation Fee."

CERTAIN U.S. FEDERAL INCOME TAX
 CONSEQUENCES...............   In general, if you exchange old notes for new
                               notes in the exchange offer, you will not recognize gain or loss for U.S. federal income tax purposes, subject to the discussion set forth in the section of this Prospectus captioned
                               "Certain U.S. Federal Income Tax Consequences."
                               For a summary of material U.S. federal income tax consequences associated with the exchange of old notes for new notes issued in the exchange offer and the ownership and disposition of those new notes see "Certain U.S. Federal Income Tax
                               Consequences." You should consult your own tax advisor as to the consequences of the exchange.


USE OF PROCEEDS.............   We will not receive any cash proceeds from the
                               exchange offer.



EXCHANGE AGENT..............   The Bank of New York is serving as the exchange
                               agent in connection with this exchange offer.


INFORMATION AGENT...........   MacKenzie Partners, Inc. is serving as the
                               information agent in connection with this exchange offer.


FINANCIAL ADVISOR...........   Bear, Stearns & Co. Inc. is serving as the
                               financial advisor in connection with this exchange offer.



CONSEQUENCES OF FAILURE TO
 EXCHANGE...................   REV HOLDINGS WILL NOT HAVE SUFFICIENT FUNDS TO
                               PAY THE PRINCIPAL AMOUNT AT MATURITY OF ANY OLD
                               NOTES REMAINING OUTSTANDING AFTER THE EXCHANGE
                               OFFER IS COMPLETED. If REV Holdings is unable to repay the old notes at maturity it will be an event of default under both the old notes and the new notes which could result in the new notes becoming immediately due and payable. We have been advised by our affiliate that holds old notes that, if all of the old notes are tendered in the exchange offer, the affiliate would contribute the old notes held by it to us prior to the maturity of the old notes. In that case, we would be able to cancel all of the old notes and discharge the indenture relating to the old notes. Accordingly, we believe that it is important that you tender your old notes in the exchange offer.

                               If the old notes and new notes are declared due and payable, with insufficient assets to repay either set of notes, holders of both the new notes and the old notes would be forced to attempt to realize on their collateral in order to seek repayment. However, given the current market value of the Revlon, Inc. Common Stock, the proceeds from the sale or sales of all of the approximately 26 shares of Revlon, Inc. Common Stock that secure each $1,000 principal amount at maturity of old notes or the 52 shares of Revlon, Inc.

                               Common Stock that will secure each $1,000 principal amount of new notes would not be sufficient to satisfy the amounts due on the outstanding old notes and new notes, respectively.

                               In addition, the trading market for outstanding old notes not exchanged in the exchange offer is likely to be significantly more limited than it is at present. Therefore, if your old notes are not tendered and accepted in the exchange offer, it may become more difficult for you to sell or transfer your unexchanged notes. See the section entitled "Risk Factors" for a detailed discussion of the risks associated with the failure to tender outstanding old notes for exchange.

                     SUMMARY DESCRIPTION OF THE NEW NOTES


SECURITIES OFFERED..........   12% senior secured notes due 2004 of REV
                               Holdings.



MATURITY....................   The maturity date for the new notes is February
                               1, 2004.



INTEREST RATE...............   12% per year.



INTEREST PAYMENT DATES......   Interest on the new notes will be payable
                               semiannually on February 1 and August 1 of each year, beginning on August 1, 2001.



RANKING.....................   The new notes are senior debt. They are equal
                               in right of payment with any existing or future unsecured indebtedness, including trade payables, but will rank senior to any future indebtedness that expressly provides that it is subordinate to the new notes.


OPTIONAL REDEMPTION.........   The new notes may be redeemed at any time at
                               the option of REV Holdings, in whole or in part, at par, plus accrued and unpaid interest.


OPTIONAL EXCHANGE...........   Holders of outstanding old notes may opt not to
                               tender those notes in the exchange offer.
                               Therefore, it is possible that not all new notes offered by this exchange offer will be issued.



NON-RECOURSE GUARANTY.......   A newly formed subsidiary, REV Guarantor,
                               expects to guarantee on a non-recourse basis the obligations of REV Holdings under the new notes
                               (the "Non-Recourse Guaranty") and to pledge as a security therefor 52 shares of Common Stock of Revlon, Inc. per $1,000 principal amount of new notes or an aggregate of approximately 6,286,800 shares (assuming that all of the old notes, other than notes held by affiliates of REV Holdings, are exchanged in the exchange offer). Once the indenture relating to the old notes is no longer in effect, REV Guarantor will be merged (the
                               "Merger") with and into REV Holdings and the shares of Revlon, Inc. Common Stock that had been pledged to secure the Non-Recourse Guaranty will be pledged to secure the new notes directly.



COLLATERAL..................   The Non-Recourse Guaranty and, following the
                               Merger, the new notes will be secured by the value of 52 shares of Class B Common Stock of Revlon, Inc. per $1,000 principal amount of new notes as compared to approximately 26 shares of Common Stock of Revlon, Inc. per $1,000 principal amount at maturity that secures each old note. At our option, we are permitted, subject to certain restrictions, to substitute Class A Common Stock for the Class B Common Stock that is pledged to secure the new notes. See "Description of New
                               Notes -- Collateral." We are also permitted, subject to certain restrictions, to substitute cash or U.S.
                               government securities for all or a portion of the Common Stock that is pledged to secure the new notes.


KEEPWELL AGREEMENT..........   GSB Investments Corp., an affiliate of REV
                               Holdings, will enter into an agreement with REV
                               Holdings (the "Keepwell Agreement") pursuant to which GSB Investments Corp. will agree to provide
                               REV Holdings with funds in an amount equal to any interest payments due on the new notes, to the extent that REV Holdings does not have sufficient funds on hand to make such payments on the applicable due dates. The Keepwell Agreement is not a guarantee of the payment of interest on the new notes. The obligations of GSB Investments
                               Corp. under the Keepwell Agreement are only enforceable by REV Holdings and may not be enforced by holders of the new notes or by the indenture trustee.

                               As of December 31, 2000, GSB Investments Corp. owned an aggregate of 42,949,525 shares, or approximately 32%, of the common stock of Golden State Bancorp Inc. ("GSB"), a New York Stock Exchange listed company that is the indirect parent of California Federal Bank, a federal savings bank. At January 29, 2001, the last reported sale price of GSB common stock on the NYSE was $28.29 per share. Commencing in the second quarter of 2000, GSB has paid a quarterly dividend of $0.10 per share.


COVENANTS...................   We will issue the notes being offered in the
                               exchange offer under an indenture (the
                               "Indenture") with Wilmington Trust Company, as trustee (the "Trustee"). The Indenture, contains certain covenants that, among other things, limit our ability to:


                                o  incur additional debt;
                                o  issue preferred stock;
                                o  enter into transactions with affiliates;
                                o  create liens; and
                                o  sell assets or subsidiary stock.

                               These covenants are subject to a number of important limitations and exceptions.

                               See the section "Description of New Notes" under the heading "Covenants" for a more comprehensive description of the covenants contained in the Indenture.


                                 RISK FACTORS


     See "Risk Factors" beginning on page 17 for a discussion of factors that should be considered by holders of outstanding notes before tendering their outstanding notes in the exchange offer.

                SUMMARY HISTORICAL AND PRO FORMA FINANCIAL DATA

     The summary historical financial data for each of the years in the five-year period ended December 31, 1999 has been derived from our audited consolidated financial statements. The summary historical financial data for the nine months ended September 30, 2000 and 1999 and as of September 30, 2000 have been derived from our unaudited consolidated financial statements which reflect, in the opinion of our management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial data for such periods. Results for interim periods are not necessarily indicative of the results for the full year. In connection with the exchange offer, old notes held by nonaffiliates may be exchanged for new notes with a like principal amount at maturity Pursuant to Emerging Issues Task Force Issue 96-19, Debtor's Accounting for a Modification or Exchange of Debt Instruments, we believe that the terms of the new notes are not substantially different from those of the old notes. Accordingly, the carrying amount of the old notes at the time of the exchange will remain unchanged and a new effective interest rate will be determined based upon the cash flow requirements of the new notes. Remaining debt issuance costs will be amortized over the period from the date of the exchange through the maturity date of the new notes. Any amounts paid to third parties, other than the creditors, relating to the exchange will be expensed as incurred. The pro forma Statement of Operations data for the year ended December 31, 1999 and the nine months ended September 30, 2000 give pro forma effect to the consummation of the exchange offer (assuming all of the old notes not held by an affiliate are exchanged) and the contribution of the old notes held by an affiliate to the capital of REV Holdings assuming such transactions occurred on January 1, 1999. The pro forma Balance Sheet data as of September 30, 2000 give pro forma effect to the consummation of the exchange offer (assuming all of the old notes not held by an affiliate are exchanged) and the contribution of the old notes held by an affiliate to the capital of REV Holdings assuming such transactions occurred on September 30, 2000. The pro forma adjustments are based upon available information and certain assumptions that management of REV Holdings believes are reasonable. The pro forma financial data do not purport to represent the results of operations or the financial position of REV Holdings that actually would have occurred had the foregoing transactions been consummated on the aforesaid dates.

     You also should read "Management's Discussion and Analysis of Financial Condition and Results of Operations," the consolidated financial statements and related notes, the report of our independent auditors included in our Annual Report on Form 10-K for the fiscal year ended December 31, 1999, incorporated in this prospectus by reference and attached as Annex A, and "Management's Discussion and Analysis of Financial Condition and Results of Operations," the consolidated financial statements and related notes included in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2000, incorporated in this prospectus by reference and attached as Annex B.

                SUMMARY HISTORICAL AND PRO FORMA FINANCIAL DATA





                                                          NINE MONTHS ENDED
                                                            SEPTEMBER 30,
                                                -------------------------------------
                                                       2000               1999
                                                ------------------ ------------------
                                                        (DOLLARS IN MILLIONS)
HISTORICAL STATEMENT OF OPERATIONS
 DATA (a):
Net sales .....................................    $   1,170.5        $   1,446.9
Gross profit ..................................          753.0              936.3
Selling, general and administrative
 expenses .....................................          686.6            1,001.0
Restructuring costs and other, net ............           28.3 (b)           22.1 (c)
                                                   -----------        -----------
Operating income (loss) .......................           38.1              (86.8)
Interest expense, net .........................          162.7              156.5
Amortization of debt issuance costs ...........            7.2                6.0
Gain on sale of subsidiary stock ..............           (1.1)              (0.1)
Other, net ....................................           (2.0)               0.4
                                                   -----------        -----------
(Loss) income from continuing
 operations before income taxes ...............         (128.7)            (249.6)
Provision for income taxes ....................            7.0                5.6
                                                   -----------        -----------
(Loss) income from continuing
 operations ...................................         (135.7)            (255.2)
(Loss) income from discontinued
 operations ...................................             --                 --
Extraordinary items--early
 extinguishments of debt ......................             --                 --
                                                   -----------        -----------
Net (loss) income .............................    $    (135.7)       $    (255.2)
                                                   ===========        ===========
OTHER DATA:
Net cash (used for) provided by
 operating activities .........................    $    (131.9)       $     (90.8)
Net cash provided by (used for)
 investing activities .........................          325.2              (29.8)
Net cash (used for) provided by
 financing activities .........................         (193.2)             187.0
Ratio of earnings to fixed charges (g) ........             --                 --
EBITDA (h) ....................................    $     151.5        $      22.9
Ratio of EBITDA to interest expense,
 net ..........................................           0.9 x              0.1 x
PRO FORMA STATEMENT OF OPERATIONS
 DATA (i):
Operating income (loss) .......................    $      38.1
Interest expense, net .........................          116.0
Amortization of debt issuance costs ...........            4.7
Loss from continuing operations ...............          (86.5)
Ratio of earnings to fixed charges (j) ........             --
EBITDA ........................................    $     151.5
Ratio of EBITDA to interest expense,
 net ..........................................           1.3 x



                                                                          YEAR ENDED DECEMBER 31,
                                                ---------------------------------------------------------------------------
                                                       1999               1998               1997               1996
                                                ------------------ ------------------ ------------------ ------------------
                                                                           (DOLLARS IN MILLIONS)
HISTORICAL STATEMENT OF OPERATIONS
 DATA (a):
Net sales .....................................    $   1,861.3        $   2,252.2        $   2,238.6        $   2,092.1
Gross profit ..................................        1,175.2            1,486.5            1,495.5            1,403.2
Selling, general and administrative
 expenses .....................................        1,347.6            1,328.8            1,277.0            1,204.0
Restructuring costs and other, net ............           40.2 (c)           33.1 (d)            3.6 (e)             --
                                                   -----------        -----------        -----------        -----------
Operating income (loss) .......................         (212.6)             124.6              214.9              199.2
Interest expense, net .........................          212.6              197.6              212.5              235.7
Amortization of debt issuance costs ...........            7.9                9.0               11.6               12.5
Gain on sale of subsidiary stock ..............           (0.1)              (2.6)              (0.3)            (187.8)(f)
Other, net ....................................            0.4                9.1               11.9               12.1
                                                   -----------        -----------        -----------        -----------
(Loss) income from continuing
 operations before income taxes ...............         (433.4)             (88.5)             (20.8)             126.7
Provision for income taxes ....................            9.1                5.0                9.3               25.5
                                                   -----------        -----------        -----------        -----------
(Loss) income from continuing
 operations ...................................         (442.5)             (93.5)             (30.1)             101.2
(Loss) income from discontinued
 operations ...................................             --              (64.2)               0.7                0.4
Extraordinary items--early
 extinguishments of debt ......................             --              (51.7)             (58.7)              (6.6)
                                                   -----------        -----------        -----------        -----------
Net (loss) income .............................    $    (442.5)       $    (209.4)       $     (88.1)       $      95.0
                                                   ===========        ===========        ===========        ===========
OTHER DATA:
Net cash (used for) provided by
 operating activities .........................    $     (82.8)       $     (51.5)       $      10.2        $     (10.4)
Net cash provided by (used for)
 investing activities .........................          (40.7)             246.4             (403.9)             (61.8)
Net cash (used for) provided by
 financing activities .........................          118.5             (178.3)             403.0               78.0
Ratio of earnings to fixed charges (g) ........             --                 --                 --               1.5 x
EBITDA (h) ....................................    $     (50.6)       $     263.9        $     311.6        $     279.6
Ratio of EBITDA to interest expense,
 net ..........................................             --               1.3 x              1.5 x              1.2 x
PRO FORMA STATEMENT OF OPERATIONS
 DATA (i):
Operating income (loss) .......................    $    (212.6)
Interest expense, net .........................          156.6
Amortization of debt issuance costs ...........            4.6
Loss from continuing operations ...............         (383.2)
Ratio of earnings to fixed charges (j) ........             --
EBITDA ........................................    $     (50.6)
Ratio of EBITDA to interest expense,
 net ..........................................             --



                                                 YEAR ENDED
                                                 DECEMBER 31,
                                                -------------
                                                     1995
                                                -------------
                                                 (DOLLARS IN
                                                  MILLIONS)
HISTORICAL STATEMENT OF OPERATIONS
 DATA (a):
Net sales .....................................  $  1,867.3
Gross profit ..................................     1,252.4
Selling, general and administrative
 expenses .....................................     1,104.9
Restructuring costs and other, net ............          --
                                                 ----------
Operating income (loss) .......................       147.5
Interest expense, net .........................       230.5
Amortization of debt issuance costs ...........        15.2
Gain on sale of subsidiary stock ..............          --
Other, net ....................................        12.7
                                                 ----------
(Loss) income from continuing
 operations before income taxes ...............      (110.9)
Provision for income taxes ....................        25.4
                                                 ----------
(Loss) income from continuing
 operations ...................................      (136.3)
(Loss) income from discontinued
 operations ...................................        (4.0)
Extraordinary items--early
 extinguishments of debt ......................          --
                                                 ----------
Net (loss) income .............................  $   (140.3)
                                                 ==========
OTHER DATA:
Net cash (used for) provided by
 operating activities .........................  $    (45.9)
Net cash provided by (used for)
 investing activities .........................       (69.5)
Net cash (used for) provided by
 financing activities .........................       125.6
Ratio of earnings to fixed charges (g) ........          --
EBITDA (h) ....................................  $    222.9
Ratio of EBITDA to interest expense,
 net ..........................................        1.0 x
PRO FORMA STATEMENT OF OPERATIONS
 DATA (i):
Operating income (loss) .......................
Interest expense, net .........................
Amortization of debt issuance costs ...........
Loss from continuing operations ...............
Ratio of earnings to fixed charges (j) ........
EBITDA ........................................
Ratio of EBITDA to interest expense,
 net ..........................................




                                                            SEPTEMBER 30, 2000
                                                       -----------------------------
                                                           (DOLLARS IN MILLIONS)
                                                                            PRO
                                                           ACTUAL        FORMA (k)
                                                       -------------   -------------
BALANCE SHEET DATA:
Total assets .......................................    $  1,130.8      $  1,129.3
Long-term debt (including current portion) .........       2,311.3         1,692.5
Total stockholder's deficiency .....................      (1,794.1)       (1,179.6)


----------
See accompanying notes to Summary Financial Data

           NOTES TO SUMMARY HISTORICAL AND PRO FORMA FINANCIAL DATA

(a) On March 30, 2000 and on May 8, 2000, Products Corporation completed the disposition of its worldwide professional products line and its Plusbelle brand in Argentina, respectively. Accordingly, the summary historical and pro forma financial data include the results of operations of the professional products line and Plusbelle brand through the dates of their respective dispositions.

(b) In the first six months of 2000, we recorded a charge of $14.6 million relating to a restructuring plan that began in the fourth quarter of 1999, principally for additional employee severance and other personnel benefits and to restructure certain operations outside the United States including exiting certain operations in Japan.

           During the third quarter of 2000, we continued to re-evaluate our organizational structure. As part of this re-evaluation, we are developing a new restructuring plan designed to improve profitability by reducing personnel and consolidating manufacturing facilities. In the third quarter of 2000, we recorded a charge of $13.7 million related to such plan, principally for additional employee severance and other personnel benefits and to consolidate worldwide operations.

(c) In the first nine months of 1999, we continued to implement a restructuring plan established in the fourth quarter of 1998 referred to below for which we recorded a charge of $20.5 million for employee severance and other personnel benefits, costs associated with the exit from leased facilities as well as other costs. Also in 1999, we consummated an exit from a non-core business, resulting in a charge of $1.6 million.

           During the fourth quarter of 1999, we continued to re-evaluate our organizational structure and implemented a new restructuring plan principally at our New York headquarters and New Jersey locations resulting in a charge of $18.1 million principally for employee severance. As part of this restructuring plan, we reduced personnel and consolidated excess leased real estate.

(d) In the fourth quarter of 1998, we committed to a restructuring plan to realign and reduce personnel, exit excess leased real estate, realign and consolidate regional activities, reconfigure certain manufacturing operations and exit certain product lines and recognized a net charge of $42.9 million, which includes $2.7 million charged to cost of sales. In the third quarter of 1998, we recognized a gain of approximately $7.1 million for the sale of the wigs and hairpieces portion of our business in the United States.

(e) In 1997, we incurred restructuring costs of $20.6 million in connection with the implementation of our business strategy to rationalize factory operations. These costs primarily included severance and other costs related to the rationalization of certain factory and warehouse operations worldwide. Such costs were partially offset by an approximately $12.7 million settlement of a claim and related gains of approximately $4.3 million on the sales of certain factory operations outside the United States.

(f) Represents the gain on the sale of subsidiary stock recognized as a result of Revlon, Inc.'s initial public offering on March 5, 1996.

(g) Earnings used in computing the ratio of earnings to fixed charges consist of (loss) income from continuing operations before income taxes plus fixed charges. Fixed charges consist of interest expense (including amortization of debt issuance costs, but not losses relating to the early extinguishment of debt) and 33% of rental expense (considered to be representative of the interest factor). Fixed charges exceeded earnings before fixed charges by $128.7 million for the nine months ended September 30, 2000, $249.6 million for the nine months ended September 30, 1999, $433.4 million in 1999, $88.5 million in 1998, $20.8 million in 1997 and $110.9 million in 1995.

(h) EBITDA is defined as operating income (loss) before restructuring costs and other, net, plus depreciation and amortization other than that relating to early extinguishment of debt, debt discount and debt issuance costs. EBITDA is presented here not as a measure of operating results but rather as a measure of debt service ability. EBITDA should not be considered in isolation or as a substitute for net income or cash flow from operations prepared in accordance with generally accepted accounting principles as a measure of our profitability or liquidity. EBITDA does not take into account our debt service requirements and other commitments and, accordingly, is not necessarily indicative of amounts that may be available for discretionary uses.


(i) The pro forma statement of operations data reflect (i) the elimination of interest expense and the decrease in amortization of debt issuance costs related to the old notes (as a result of amortizing debt issuance costs related to old notes exchanged in the offer through the maturity date of the new notes) of $67.5 million and $3.3 million for the year ended December 31, 1999, respectively, and $55.3 million and $2.5 million for the nine months ended September 30, 2000, respectively and (ii) interest expense of $11.5 million and $8.6 million for the year ended December 31, 1999 and for the nine months ended September 30, 2000, respectively, on the carrying value of the new notes of $96.0 million (balance outstanding on January 1, 1999) based on an effective interest rate of approximately 12%. Such pro forma results do not include a nonrecurring charge of $2.8 million for fees and expenses related to the exchange offer expected to be paid to third parties.

(j) As adjusted to reflect the exchange offer and the contribution of the old notes held by our affiliate to our capital as if such transactions occurred on January 1, 1999, fixed charges would have exceeded earnings before fixed charges by $79.5 million for the nine months ended September 30, 2000 and $374.1 million for the year ended December 31, 1999.

(k) The pro forma balance sheet data reflect (i) the retirement of $115.2 million accreted value of old notes in the exchange offer
           (ii) the issuance of new notes in the exchange offer of $115.2 million (the accreted value as of September 30, 2000 of the old notes held by nonaffiliates) (iii) the credit to capital deficiency of $617.3 million reflecting the contribution of the old notes held by our affiliate as of January 26, 2001 to our capital (accreted value of $618.8 million as of September 30, 2000) net of the related then unamortized debt issuance costs of $1.5 million and (iv) the charge to retained earnings reflecting $2.8 million of the estimated fees and expenses related to the exchange offer payable to our affiliate.

                                 RISK FACTORS

     You should consider carefully the following risks and all of the information set forth in this prospectus before tendering your notes for exchange in the exchange offer. The risk factors set forth below, other than those that discuss the consequences of failing to exchange your outstanding notes in the exchange offer, are generally applicable to both the outstanding notes and the notes issued in the exchange offer.


CONSEQUENCES OF FAILURE TO EXCHANGE

     REV Holdings will not have sufficient funds to pay the principal amount at maturity of any old notes remaining outstanding after the exchange offer is completed if any of the old notes remain outstanding following consummation of the exchange offer. In addition, the trading market for outstanding old notes not exchanged in the exchange offer is likely to be significantly more limited than it is at present. Therefore, if your old notes are not tendered and accepted in the exchange offer, it may become more difficult for you to sell or transfer your unexchanged notes.


Ability to Pay Principal Amount at Maturity of the Old Notes

     REV Holdings has no business operations of its own and REV Holdings has no cash available to pay the principal amount at maturity of the old notes on March 15, 2001. REV Holdings currently anticipates that, if any of the old notes remain outstanding following consummation of the exchange offer, unless it receives capital contributions or loans from one or more of its affiliates, it will not have any cash available to pay the principal amount at maturity of the old notes and it will default on the repayment of the principal of the old notes. None of the affiliates of REV Holdings, including MacAndrews & Forbes, are required to make any capital contributions, loans or other payments to REV Holdings with respect to REV Holdings' obligations on the old notes and therefore we cannot assure you that REV Holdings will receive any such payments prior to March 15, 2001.


     In addition, although REV Holdings would be entitled to receive dividends and distributions with respect to its ownership interest in Revlon, Inc. if any were paid, Revlon, Inc. does not currently declare dividends and Revlon, Inc. has no obligation nor any compelling business reason to declare any dividends or make any such distributions. In addition, Revlon, Inc. is itself a holding company that is dependent on dividends and distributions from its operating subsidiary, Products Corporation, to pay its expenses and to pay any cash dividends or distributions on its common stock. The terms of several of the debt instruments of Products Corporation effectively prohibit it from paying dividends or making distributions to Revlon, Inc. Accordingly, REV Holdings does not anticipate that it will receive any distributions from Revlon, Inc. prior to the maturity of the old notes or have any cash available to pay the principal amount at maturity of the old notes on March 15, 2001.


     Without sufficient funds to pay the principal amount at maturity of the old notes, REV Holdings may be forced to seek, or may be forced into, protection under Chapter 11 of the United States Bankruptcy Code. The expenses of any such proceeding would reduce the assets available for payment or distribution to REV Holdings' creditors, including the holders of the old notes and the new notes. In addition, REV Holdings believes that the filing by it or against it of a petition under Chapter 11 of the Bankruptcy Code would not increase the amount of any payment or distribution that holders of the old notes would receive, could reduce such amount, and in any event would delay receipt of any payment or distribution by such holders.


Inadequacy of Collateral


     Although the old notes are secured by a pledge of 20,000,000 shares of Common Stock of Revlon, Inc., based on the market value of the Class A Common Stock as of January 29, 2001, the market value of the Old Notes Collateral was approximately $116.4 million or approximately $151 for each $1,000 principal amount at maturity of the old notes and, therefore, the proceeds from the sale or sales of all of the Old Notes Collateral would not be sufficient to satisfy the amounts due on the outstanding old notes. In addition, the ability of the holders of the old notes to realize upon the Old

Notes Collateral is subject to certain limitations and there can be no assurance that the trustee under the indenture relating to the old notes or the holders of the old notes would be able to sell the shares pledged as Old Notes Collateral or if they do sell, that they would be able to sell the shares pledged as Old Notes Collateral at the then current market price. Sales of substantial amounts of Revlon, Inc. Common Stock could adversely affect market prices.

     The shares of Common Stock of Revlon, Inc. that are not pledged to secure the old notes and the new notes have been pledged to secure the obligations of an affiliate. If the lenders to which such remaining shares of common stock of Revlon, Inc. are pledged were to foreclose upon the common stock of Revlon, Inc. such foreclosure could, under certain circumstances, constitute a change of control under certain debt instruments of Products Corporation. A change of control would result in an event of default permitting acceleration under the Credit Agreement and would enable the holders of certain debt securities of Products Corporation to require that Products Corporation repurchase their debt securities. We cannot assure you that the assets of our subsidiaries would be sufficient to repay in full borrowings under such debt instruments if they became due, and in such event no assets of our subsidiaries would be available to the holders of the new notes. In such event the value of the common stock of Revlon, Inc. that is the collateral securing the new notes would be substantially diminished or eliminated. In addition, the stock of Products Corporation and certain of its subsidiaries is pledged to secure indebtedness and certain guarantees under the Credit Agreement and the stock of certain of Products Corporation's subsidiaries is also pledged to secure other indebtedness of our subsidiaries. If creditors of our subsidiaries were to foreclose upon the stock of Products Corporation and its subsidiaries, the value of the common stock of Revlon, Inc. would likewise be substantially diminished or eliminated.


Limited Trading Market

     To the extent that old notes are tendered and accepted for exchange pursuant to the exchange offer, the trading market for old notes that remain outstanding is likely to be significantly more limited than it is at present. A debt security with a smaller outstanding principal amount available for trading (a smaller "float") may command a lower price than would a comparable debt security with a larger float. Therefore, the market price for old notes that are not tendered and accepted for exchange pursuant to the exchange offer may be affected adversely to the extent that the principal amount at maturity of the old notes exchanged pursuant to the exchange offer reduces the float. A reduced float may also make the trading price of old notes that are not exchanged in the exchange offer more volatile.


RISKS RELATING TO THE NEW NOTES


We Have Substantial Indebtedness

     We have a substantial amount of outstanding indebtedness. As of September 30, 2000, our subsidiaries had total indebtedness of approximately $1,603.1 million. In addition, we are currently obligated to repay $770.0 million aggregate principal amount at maturity of the old notes on March 15, 2001. See "Capitalization." Although the Indenture limits our ability to borrow additional money, under certain circumstances we are allowed to borrow a significant amount of additional money, which would either rank equally in right of payment with the new notes or be subordinated in right of payment to the new notes. See "Description of New Notes -- Certain Covenants." Subject to certain limitations contained in their debt instruments, our subsidiaries may incur additional debt to finance working capital or capital expenditures, investments or acquisitions or for other purposes. For more information about our indebtedness, see the "Description of New Notes" section of this prospectus.

     The substantial indebtedness of our subsidiaries, including our operating subsidiary, Products Corporation, will have important consequences to you. For example, it will:

    o require Products Corporation to dedicate a substantial portion of its cash flow from operations to payments on its indebtedness, thereby reducing the availability of its cash flow for other general corporate purposes;

    o limit Products Corporation's ability to fund future working capital, capital expenditures, acquisitions, investments, restructurings and other general corporate requirements; and

    o limit Products Corporation's flexibility in responding to changes in its business and the industry in which it operates.

Accordingly, it is unlikely that we will receive any dividends or distributions from our subsidiaries to help service our own substantial indebtedness.

     If any of the old notes remain outstanding following consummation of the exchange offer, unless we receive capital contributions or loans from one or more of our affiliates, we will not have sufficient funds to pay the principal amount at maturity of any old notes. If we default on the repayment of the principal of the old notes, this will result in a default under the Indenture which could result in the new notes becoming immediately due and payable. In this event, with insufficient assets to repay either set of notes, holders of both the new notes and the old notes would be able to attempt to realize on their collateral, but in such case each new note would be secured by a greater amount of collateral than each old note.

Ability to Pay Principal of New Notes

     We currently anticipate that, in order to pay the principal amount at maturity of the new notes or upon the occurrence of an event of default, we will be required to adopt one or more alternatives, such as refinancing our indebtedness, selling our equity securities or the equity securities or assets of Revlon, Inc., or seeking capital contributions or loans from our affiliates. None of our affiliates are required to make any capital contributions, loans or other payments to us regarding our obligations on the new notes other than as provided in the Keepwell Agreement with respect to interest on the new notes. We cannot assure you that we would be able to pay the principal amount of the new notes if we took any of the above actions or that the Indenture or any of our other debt instruments or the debt instruments of our subsidiaries then in effect would permit us to take any of the above actions. See "-- As a Holding Company REV Holdings Depends on Dividends from Its Subsidiaries and Its Subsidiaries Are Subject to Restrictions on Their Ability to Pay Dividends," "-- The New Notes Effectively Will Be Junior to Indebtedness and Liabilities of Subsidiaries" and "-- Restrictions and Covenants in Debt Agreements Limit Our Ability to Take Certain Actions; Consequences of Failure to Comply."


As a Holding Company REV Holdings Depends on Dividends from Its Subsidiaries and Its Subsidiaries Are Subject to Restrictions on Their Ability to Pay Dividends


     REV Holdings is a holding company with no business operations of its own. REV Holdings' only significant asset is approximately 83% of the shares (representing approximately 97.3% of the voting power) of Common Stock of Revlon, Inc., through which we conduct our business operations. Although REV Holdings would be entitled to receive dividends and distributions with respect to its ownership interest in Revlon, Inc. if any were paid, we currently expect that the earnings and cash flow of Revlon, Inc. will be retained and used in the business of Revlon, Inc., including for debt service. We anticipate that Revlon, Inc. will not generate sufficient cash flow to pay dividends or distribute funds to us. Revlon, Inc. is itself a holding company that is dependent on dividends and distributions from its operating subsidiary, Products Corporation, to pay its expenses and to pay any cash dividends or distributions on its common stock. The terms of Product Corporation's Credit Agreement and several of the other debt instruments of Products Corporation currently restrict Products Corporation from paying dividends or making distributions, except to Revlon, Inc. under certain limited circumstances. See "-- Restrictions and Covenants in Debt Agreements Limit Our Ability to Take Certain Actions; Consequences of Failure to Comply." Accordingly, we do not anticipate that we will receive any distributions from Revlon, Inc. and, therefore, our only source of cash to pay interest on the new notes is the Keepwell Agreement.

The New Notes Effectively Will Be Junior to Indebtedness and Liabilities of
   Subsidiaries

     As a stockholder, rather than a creditor of our subsidiaries, our right and the rights of our creditors to participate in the assets of any of our subsidiaries upon any liquidation or reorganization of that subsidiary will rank behind the claims of that subsidiary's creditors, including trade creditors (except to the extent we have a claim as a creditor of such subsidiary). As a result, the new notes will be effectively subordinated to the outstanding indebtedness and other liabilities, including trade payables, of our subsidiaries. The ability of our creditors, including the holders of the new notes, to participate in such assets will also be limited to the extent that the outstanding shares of Revlon, Inc. Common Stock are not beneficially owned by us.


Ability to Service Our Debt and Meet Our Cash Requirements Depends on Many
Factors

     On January 29, 2001, Products Corporation and its bank lenders entered into an amendment of its credit agreement, effective December 31, 2000 (as amended, the "Credit Agreement"), to (i) eliminate the interest coverage ratio and leverage ratio covenants for 2001; (ii) add a minimum cumulative EBITDA covenant for each quarter end during the year 2001; (iii) limit the amount that Products Corporation may spend for capital expenditures; (iv) permit the sale of certain of Products Corporation's non-core assets; (v) permit Products Corporation to retain 100% of the Net Proceeds (as defined in the Credit Agreement) from such asset sales; (vi) increase the "applicable margin" by one half of 1%; and (vii) require Products Corporation to provide a mortgage on its facility in Oxford, North Carolina as security for its obligations under the Credit Agreement.

     There can be no assurance that Products Corporation will be able to remain in compliance with the financial covenants in the Credit Agreement in the future. If Products Corporation is not in compliance with the financial covenants, it would be in default under its Credit Agreement. If there were an event of default under Products Corporation's Credit Agreement, its bank lenders could cause all amounts borrowed under the Credit Agreement to be due and payable immediately. Further, the lenders under the Credit Agreement could proceed against the collateral securing that indebtedness. If these lenders were to foreclose upon this collateral, which includes the stock of Products Corporation, the value of the common stock of Revlon, Inc. would be substantially diminished or eliminated. In addition, any event of default or declaration of acceleration under the Credit Agreement could also result in an event of default under one or more of Products Corporation's other debt instruments and under our debt instruments, including the old notes and the new notes.

     We currently anticipate that operating cash flow, proceeds from asset dispositions and funds available for borrowing under Products Corporation's Credit Agreement, will be sufficient to cover Products Corporation's operating expenses, including cash requirements in connection with its restructuring plans and its debt service requirements, in 2001. However, if Products Corporation does not otherwise generate sufficient cash flow from its operations, it would be required to adopt one or more alternatives. For example, it could be required to:

    o reduce or delay capital spending;

    o restructure its indebtedness;

    o sell additional assets or operations;

    o revise or delay its restructuring plans; or

    o seek capital contributions or loans from its affiliates.

     If Products Corporation is required to take any of these actions, it could have a material adverse effect on its business, financial condition and results of operations. In addition, we cannot assure you that Products Corporation would be able to take any of these actions, that these actions would enable Products Corporation to continue to satisfy its capital requirements or that these actions would be permitted under the terms of its various debt instruments then in effect.

     We have entered into the Keepwell Agreement with GSB Investments Corp., one of our affiliates, pursuant to which GSB Investments Corp. has agreed to provide us with funds in an amount equal to any interest payments due on the new notes, to the extent that we do not have sufficient funds on hand to make such payments on the applicable due dates. However, the Keepwell Agreement is not a guarantee of the payment of interest on the new notes. The obligations of GSB Investments Corp. under the Keepwell Agreement are only enforceable by us and may not be enforced by holders of the new notes or the Trustee. The failure of GSB Investments Corp. to make a payment to us under the Keepwell Agreement will not be an event of default under the Indenture. Further, the Indenture has no requirement that we maintain the Keepwell Agreement. In addition, although we have the right to enforce the Keepwell Agreement, we cannot assure you that GSB Investments Corp. will have sufficient funds to make any payments to us under the Keepwell Agreement or that it will comply with its obligations under the Keepwell Agreement.


     As of December 31, 2000, GSB Investments Corp. owned an aggregate of 42,949,525 shares, or approximately 32%, of the common stock of GSB. At January 29, 2001, the last reported sale price of GSB common stock on the NYSE was $28.29 per share. All of these shares are currently pledged to secure obligations of GSB Investments Corp. or affiliates of GSB Investments Corp. GSB Investments Corp. has received two quarterly dividends of $0.10 per share, or an aggregate of $8,844,905, since GSB commenced paying quarterly dividends in July 2000. If GSB were to continue to pay quarterly dividends at this rate and GSB Investments Corp. were to continue to own the same number of shares, GSB Investments Corp. would have sufficient income from dividends paid on its GSB stock to make any payments to us that it might be required to make under the Keepwell Agreement. However, GSB has only paid dividends at this rate since July 2000 and there can be no assurance that GSB will continue to pay dividends at this rate, if at all, or that GSB Investments Corp. will continue to own its shares of the common stock of GSB. If either GSB Investments Corp. or affiliates of GSB Investments Corp. were to fail to comply with their respective obligations that are secured by the pledge of the GSB common stock, the beneficiary of such pledge could enforce its rights with respect to such collateral and could deprive GSB Investments Corp. of its right to receive dividends on such pledged shares. If GSB Investments Corp. does not receive sufficient dividend income from its GSB stock, it will be required to seek alternative sources of funds in order to satisfy its potential obligations under the Keepwell Agreement.



Restrictions and Covenants in Debt Agreements Limit Our Ability to Take Certain Actions; Consequences of Failure to Comply

     The Indenture and the debt agreements of our subsidiaries, including the Credit Agreement, contain a number of significant restrictions and covenants that limit our ability and our subsidiaries' ability, among other things, to:

    o borrow money;

    o use assets as security in other transactions;

    o pay dividends on stock or purchase stock;

    o sell assets;

    o enter into certain transactions with affiliates; and

    o make certain investments or acquisitions.


     In addition, the Credit Agreement further requires Products Corporation to maintain certain financial ratios and meet certain tests, including minimum cumulative EBITDA for 2001 and leverage ratio and minimum interest coverage for 2002, and restricts Product Corporation's ability and the ability of its subsidiaries to make capital expenditures. All of the capital stock of Products Corporation, substantially all of the non-real property assets of Products Corporation in the United States, Products Corporation's facilities located in Phoenix, Arizona and Oxford, North Carolina and certain limited assets outside the United States are (or in the case of the Oxford facility, will be) pledged as collateral for its obligations under the Credit Agreement. In addition, a change of control of Products Corporation would be an event of default under the Credit Agreement and would give the holders of certain debt securities of Products Corporation, the right to require the repurchase of their notes.

     Events beyond Products Corporation's control, such as prevailing economic conditions, changes in consumer preferences and changes in the competitive environment, could impair its operating performance, which could affect our ability and that of our subsidiaries to comply with the terms of our debt instruments. We cannot assure you that we and our subsidiaries will be able to comply with the provisions of our respective debt instruments, including the financial covenants in the Credit Agreement. Breaching any of these covenants or restrictions or the failure to comply with our obligations after the lapse of any applicable grace periods could result in a default under the applicable debt instruments, including the Credit Agreement. If there were an event of default holders of such defaulted debt could cause all amounts borrowed under these instruments to be due and payable immediately. We cannot assure you that our assets or cash flow or that of our subsidiaries would be sufficient to fully repay borrowings under the outstanding debt instruments, either upon maturity or if accelerated upon an event of default or, in the case of certain debt securities of Products Corporation, if it was required to repurchase these securities upon a change of control, that we would be able to refinance or restructure the payments on such debt. Further, if Products Corporation is unable to repay, refinance or restructure its indebtedness under the Credit Agreement, the lenders could proceed against the collateral securing that indebtedness. In addition, any event of default or declaration of acceleration under one debt instrument could also result in an event of default under one or more of our or our subsidiaries' other debt instruments. See "-- We Have Substantial Indebtedness."



The Value of the Collateral May Diminish


     The Non-Recourse Guaranty and, following the Merger, the new notes will be secured by a pledge of approximately 6,286,800 shares of Class B Common Stock of Revlon, Inc. (assuming that all of the old notes, other than notes held by affiliates of REV Holdings, are tendered in the exchange offer), representing approximately 12% of the outstanding shares of Common Stock of Revlon, Inc. The Class A Common Stock of Revlon, Inc. is currently listed on the NYSE. During the last twelve months, the high and low reported closing prices were $11 per share and $3.72 per share, respectively. At January 29, 2001, based on the last reported sale price of Revlon, Inc. Class A Common Stock on the NYSE of $5.82 per share, the market value of the collateral securing the Non-Recourse Guaranty and the new notes would have been approximately $303 for each $1,000 principal amount of the new notes. We cannot assure you that the proceeds from the sale or sales of all of such collateral would be sufficient to satisfy the amounts due on the new notes in the event of a default. In addition, the ability of the holders of the new notes to realize upon the collateral is subject to certain limitations and there can be no assurance that the Trustee or the holders of the new notes would be able to sell the shares pledged as collateral at the then current market value. Sales of substantial amounts of the Revlon, Inc. Common Stock (whether by the Trustee or other secured lenders or otherwise) could adversely affect market prices. See "Description of New Notes -- Collateral."

     The shares of Common Stock of Revlon, Inc. that are not pledged to secure the old notes and the new notes have been pledged to secure the obligations of an affiliate. If the lenders to which such remaining shares of common stock of Revlon, Inc. are pledged were to foreclose upon the common stock of Revlon, Inc., such foreclosure could, under certain circumstances, constitute a change of control under certain debt instruments of Products Corporation. A change of control would result in an event of default permitting acceleration under the Credit Agreement and would enable the holders of certain debt securities of Products Corporation to require that Products Corporation repurchase their debt securities. We cannot assure you that the assets of our subsidiaries would be sufficient to repay in full borrowings under such debt instruments if they became due, and in such event no assets of our subsidiaries would be available to the holders of the new notes. In such event the value of the common stock of Revlon, Inc. that is the collateral securing the new notes would be substantially diminished or eliminated. In addition, the stock of Products Corporation and certain of its subsidiaries is pledged to secure indebtedness and certain guarantees under the Credit Agreement and the stock of certain of Products Corporation's subsidiaries is also pledged to secure other indebtedness of our subsidiaries. If creditors of our subsidiaries were to foreclose upon the stock of Products Corporation and its subsidiaries, the value of the common stock of Revlon, Inc. would likewise be substantially diminished or eliminated.


     No additional shares of Revlon, Inc. Common Stock or other collateral will be pledged irrespective of the market value of such shares at any time. The Indenture permits us, under certain circumstances, to grant liens on our assets, if any, other than the shares of Revlon, Inc. pledged to secure the new notes. There can be no assurance as to the relative values of the shares of Revlon, Inc. Common Stock pledged to secure the new notes and the Non-Recourse Guaranty.



No Operating History under the New Business Strategy

     Products Corporation is in the process of implementing material changes in its business strategy intended to improve operating results. There can be no assurance that the changes will be successful or that they will have the intended results. Additionally, it is possible that the changes may have other unanticipated consequences which could be adverse to Products Corporation's business. The new business strategy involves a number of significant changes including:


    o new trade program with Products Corporation's domestic retail customers; which is intended to, among others things, increase consumer sell-through of its products, reduce merchandise returns and reduce claims for damages;


    o a change in its advertising strategy and execution by using outside agencies to work on two significant new Revlon product launches, and to reposition its Ultima II brand as well as the anticipated shift to use outside agencies to create all or substantially all of the Revlon and Almay advertising;

    o significant reductions in administrative expenses principally by reducing staffing levels throughout the company;

    o shutdowns of manufacturing facilities that are underutilized, consolidation of manufacturing operations and outsourcing to third-party manufacturers; and

    o improving the new product development process.

     Each of the components of the new business strategy carries significant risks as well as the possibility of unexpected consequences. Potential risks include:

    o failure of domestic customers to accept and adhere to the new trade program;


    o reductions in net sales as a result of the new trade program;


    o failure of the new trade program to result in increased consumer sell-through, decreased returns and decreased damage claims;

    o possible increases in advertising costs and/or failure to achieve the intended effect of the new advertising strategy;

    o significant severance and other cash costs arising out of reductions in administrative expenses;

    o possible adverse effects on employee morale and loss of needed employees;

    o disruptions resulting from consolidation of manufacturing; and

    o failure of consumers to accept new product offerings.

     In addition, several of Products Corporation's executive officers joined the company in the recent past. Accordingly, there has been little opportunity for Products Corporation to evaluate the effectiveness of its new management team as a working unit. The failure of our senior management to function effectively as a team may have an adverse effect on our ability to implement the new business strategy.

Competition

     The consumer products business is highly competitive. Our operating subsidiary, Products Corporation, competes on the basis of numerous factors. Brand recognition, product quality, performance and price, and the extent to which consumers are educated on product benefits have a marked influence on consumers' choices among competing products and brands. Advertising, promotion, merchandising and packaging, and the timing of new product introductions and line extensions also have a significant impact on buying decisions, and the structure and quality of the sales force affect product reception, in-store position, permanent display space and inventory levels in retail outlets. An increase in the amount of competition that Products Corporation faces could have a material adverse effect on its business, financial condition and results of operations. In addition, Products Corporation competes in selected product categories against a number of multinational manufacturers, some of which are larger and have substantially greater resources than it, and which may therefore have more flexibility to respond to changing business and economic conditions than it does.


Social, Political and Economic Risks Affecting Foreign Operations and Effects of Foreign Currency Fluctuation

     As of September 30, 2000, Products Corporation, our operating subsidiary, had operations based in 21 foreign countries. Products Corporation is exposed to the risk of changes in social, political and economic conditions inherent in operating in foreign countries, including those in Asia, Eastern Europe and Latin America. Such changes include changes in the laws and policies that govern foreign investment in countries where Products Corporation has operations, as well as, to a lesser extent, changes in United States laws and regulations relating to foreign trade and investment. In addition, fluctuations in foreign currency exchange rates may affect the results of operations of Products Corporation and the value of its foreign assets, which in turn may adversely affect reported earnings and, accordingly, the comparability of period-to-period results of operations. Changes in currency exchange rates may affect the relative prices at which Products Corporation and foreign competitors sell products in the same market. Products Corporation's net sales outside of the United States were 40.4% and 41.5% for the nine months ended September 30, 2000 and 1999, respectively, and 43.8%, 40.3% and 41.7% for 1999,
1998 and 1997, respectively. In addition, changes in the value of the relevant currencies may affect the cost of certain items required in Products Corporation's operations. Products Corporation enters into forward foreign exchange contracts to hedge certain cash flows denominated in foreign currency. There were no such contracts outstanding as of September 30, 2000 and December 31, 1999. Products Corporation recorded net foreign currency gains (losses) of ($1.0) million and ($0.2) million for the nine months ended September 30, 2000 and 1999, respectively, and of $0.5 million, ($4.6) million and ($6.4) million for 1999, 1998 and 1997, respectively. We can offer no assurances as to the future effect of changes in social, political and economic conditions on the business or financial condition of Products Corporation.


You Cannot Be Sure That an Active Trading Market Will Develop for the New Notes



     There is no existing trading market for the new notes. We do not intend to apply for listing or quotation of the new notes on any exchange. Therefore, we do not know the extent to which investor interest will lead to the development of a trading market or how liquid that market might be, nor can we make any assurances regarding the ability of new note holders to sell their new notes, the amount of new notes to be outstanding following the exchange offer or the price at which the new notes might be sold. As a result, the market price of the new notes could be adversely affected. Historically, the market for non-investment grade debt, such as the new notes, has been subject to disruptions that have caused substantial volatility in the prices of such securities. Any such disruptions may have an adverse affect on holders of the new notes.



Control by MacAndrews & Forbes

     REV Holdings is indirectly owned through MacAndrews & Forbes by Ronald O. Perelman. MacAndrews & Forbes will therefore be able to direct and control our policies and those of our subsidiaries, including mergers, sales of assets and similar transactions. Shares of our common stock and shares of common stock of intermediate holding companies are or may from time to time be pledged to secure obligations of MacAndrews & Forbes or its affiliates. A foreclosure upon any such shares of common stock could constitute a change of control under certain debt instruments of our subsidiaries. A change of control constitutes an event of default, which would permit the lenders to accelerate Products Corporation's Credit Agreement. In addition, holders of certain debt securities of Products Corporation may require Products Corporation to repurchase their notes under those circumstances. See "-- The Value of the Collateral May Diminish." Products Corporation may not have sufficient funds at the time of the change of control to repay in full the borrowings under the Credit Agreement or to repurchase its debt securities. See "-- The New Notes Effectively Will Be Junior to Indebtedness and Liabilities of Subsidiaries" and "-- The Value of the Collateral May Diminish."


Forward-Looking Statements

     This prospectus contains forward-looking statements that involve risks and uncertainties. Our actual results may differ materially from those discussed in such forward-looking statements. Such statements include, without limitation, our expectations and estimates as to:

    o the introduction of new products;

    o future financial performance;

    o the effect on sales of the reduction of overall U.S. customer inventories including the timing thereof;

    o the effect on sales of political and/or economic conditions and competitive activities in certain markets;

    o our estimate of restructuring activities, restructuring costs and benefits;

    o Products Corporation's plans with respect to and estimate of the timing of the shutdown of its Phoenix and Canada manufacturing operations, the charges, the cash cost and the annual savings resulting from such shutdowns;

    o our expectation that the new trade program for our U.S. customers will increase consumer sell-through of our products, drive market growth, result in more efficient ordering and shipping and reduce returns;

    o cash flow from operations;

    o capital expenditures;

    o our qualitative and quantitative estimates as to market risk sensitive instruments;

    o our expectations about the effects of the transition to the Euro;


    o the availability of funds from currently available credit facilities, renewals of short-term borrowings, capital contributions or loans from affiliates, the sale of our assets or operations or additional shares of Revlon, Inc. or the sale of equity securities of REV Holdings; and


    o the effect of the adoption of certain accounting standards.

     Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as "believes," "expects," "estimates," "may," "will," "should," "seeks," "plans," "scheduled to," "anticipates" or "intends" or the negative of those terms, or other variations of those terms or comparable language, or by discussions of strategy or intentions. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update them. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. In addition to factors that may be described in our filings with the Commission, including this prospectus, the following factors, among others, could cause our actual results to differ materially from those expressed in any forward-looking statements made by us:



    o difficulties or delays in developing and introducing new products or failure of customers to accept new product offerings;


    o changes in consumer preferences, including reduced consumer demand for our color cosmetics and other current products;


    o unanticipated costs or difficulties or delays in completing projects associated with our strategy to improve operating efficiencies;


    o the inability to renew short-term borrowings, secure capital contributions or loans from affiliates or sell our assets or operations or additional shares of Revlon, Inc. or equity securities of REV Holdings;


    o effects of and changes in political and/or economic conditions, including inflation and monetary conditions, and in trade, monetary, fiscal and tax policies in international markets, including but not limited to Brazil;


    o actions by competitors, including business combinations, technological breakthroughs, new products offerings and marketing and promotional successes;


    o combinations among significant customers or the loss, insolvency or failure to pay debts by a significant customer or customers;


    o lower than expected sales as a result of the reduction of overall U.S. customer inventories;


    o difficulties, delays or unanticipated costs or less than expected savings and other benefits resulting from our restructuring activities;


    o difficulties or delays in implementing, higher than expected charges and cash costs or lower than expected savings from the shutdown of manufacturing operations in Phoenix and Canada;


    o difficulties or delays in implementing or achieving the intended results of the new trade program including increased consumer sell-through, market growth and lower returns or unexpected consequences from the implementation of the new trade program including the possible effect on sales;


    o interest rate or foreign exchange rate changes affecting us and our market sensitive financial instruments;



    o difficulties, delays or unanticipated costs associated with the transition to the Euro; and



    o the effects of our adoption of certain new accounting standards.


                                USE OF PROCEEDS


   We will not receive any proceeds from the exchange offer.

                                CAPITALIZATION

     The following table sets forth (i) our actual capitalization as of September 30, 2000 and (ii) our capitalization as of September 30, 2000, as adjusted to reflect the consummation of the exchange offer (assuming all of the old notes not held by an affiliate are exchanged) and the contribution of the old notes held by an affiliate to the capital of REV Holdings assuming such transactions occurred on September 30, 2000. The information presented below should be read in conjunction with "Selected Historical and Pro Forma Financial Data" included elsewhere in this prospectus and in the consolidated financial statements of REV Holdings and the related notes, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in the reports of REV Holdings incorporated by reference herein and attached as Annex A and Annex B. See "Available Information."





                                                                         SEPTEMBER 30, 2000
                                                                              UNAUDITED
                                                                     ---------------------------
                                                                        ACTUAL       AS ADJUSTED
                                                                     ------------   ------------
                                                                        (DOLLARS IN MILLIONS,
                                                                         EXCEPT SHARE DATA)
Current liabilities:
 Short-term borrowings -- third parties ..........................    $     25.8     $     25.8
 Senior Secured Discount Notes due 2001 (a) ......................         734.0             --
 Accounts payable ................................................          85.0           85.0
 Accrued expenses and other ......................................         289.4          289.4
                                                                      ----------     ----------
   Total current liabilities .....................................       1,134.2          400.2
Long-term debt:
 Working capital lines ...........................................         403.9          403.9
 8 1/8% Senior Notes due 2006 ....................................         249.5          249.5
 9% Senior Notes due 2006 ........................................         250.0          250.0
 8 5/8% Senior Subordinated Notes due 2008 .......................         649.8          649.8
 12% Senior Secured Notes due 2004 (b) ...........................            --          115.2
Long-term debt -- affiliates .....................................          24.1           24.1
Other long-term liabilities (c) ..................................         213.4          216.2
Stockholder's deficiency:
 Common stock, par value $1.00 per share, 1,000 shares authorized,
   issued and outstanding ........................................            --             --
 Capital deficiency ..............................................        (408.8)         208.5
 Accumulated deficit since June 24, 1992 (c) .....................      (1,349.8)      (1,352.6)
 Accumulated other comprehensive loss ............................         (35.5)         (35.5)
                                                                      ----------     ----------
   Total stockholder's deficiency ................................      (1,794.1)      (1,179.6)
                                                                      ----------     ----------
   Total liabilities and stockholder's deficiency ................    $  1,130.8     $  1,129.3
                                                                      ==========     ==========


----------
(a) Reflects the accreted value of the notes at September 30, 2000 ($953.25 per $1,000 principal amount at maturity).


(b) The new notes issued in the exchange offer will be recorded at the carrying value of the old notes and a new effective interest rate will be determined based on the cash flow requirements of the new notes. The principal amount of the new notes (assuming all the old notes not held by an affiliate at January 26, 2001 are exchanged) is $120.9 million.

(c) Reflects the estimated fees and expenses related to the exchange offer of $2.8 million.

     As of September 30, 2000, the accreted value of the old notes was $953.25 per $1,000 principal amount at maturity. At January 26, 2001, $770.0 million principal amount at maturity of old notes were outstanding, of which approximately $649.1 million principal amount at maturity were held by an affiliate of REV Holdings. REV Holdings has no cash available, and is not expected to have any cash available, to pay the principal amount at maturity of the old notes in March 2001. At January 29, 2001, based on the last reported sale price of Revlon, Inc. Class A Common Stock on the NYSE of $5.82 per share, the market value of the Old Notes Collateral was approximately $116.4 million or approximately $151 for each $1,000 principal amount at maturity of the old notes. The proceeds from the sale or sales of all of the Old Notes Collateral, therefore, would not be sufficient to satisfy the amounts due on the outstanding old notes. In addition, Revlon, Inc. has no obligation nor any compelling business reason to declare any dividends or make any distributions for the benefit of REV Holdings prior to the maturity of the old notes. Therefore, if less than all of the outstanding old notes are exchanged in the exchange offer, REV Holdings may be forced to seek protection under Chapter 11 of the United States Bankruptcy Code. See "Risk Factors -- Consequences of Failure to Exchange."



               SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA

     The consolidated Statement of Operations data for each of the years in the five-year period ended December 31, 1999 and the consolidated Balance Sheet data as of December 31, 1999, 1998, 1997 and 1996 have been derived from our audited consolidated financial statements. The consolidated Balance Sheet data as of December 31, 1995 have been derived from the unaudited consolidated balance sheet for such period, which has been restated to reflect our former retail and outlet store business as discontinued operations. The selected historical financial data for the nine months ended September 30, 2000 and 1999 and as of September 30, 2000 have been derived from our unaudited consolidated financial statements, which reflect, in the opinion of our management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial data for such periods. Results for interim periods are not necessarily indicative of the results for the full year. In connection with the exchange offer, old notes held by nonaffiliates may be exchanged for new notes with a like principal amount at maturity. Pursuant to Emerging Issues Task Force Issue 96-19, Debtor's Accounting for a Modification or Exchange of Debt Instruments, we believe that the terms of the new notes are not substantially different from those of the old notes. Accordingly, the carrying amount of the old notes at the time of the exchange will remain unchanged and a new effective interest rate will be determined based upon the cash flow requirements of the new notes. Remaining debt issuance costs will be amortized over the period from the date of the exchange through the maturity date of the new notes. Any amounts paid to third parties, other than the creditors, relating to the exchange will be expensed as incurred. The pro forma Statement of Operations data for the year ended December 31, 1999 and the nine months ended September 30, 2000 give pro forma effect to the consummation of the exchange offer (assuming all of the old notes not held by an affiliate are exchanged) and the contribution of the old notes held by our affiliate to the capital of REV Holdings assuming such transactions occurred on January 1, 1999. The pro forma Balance Sheet data as of September 30, 2000 give pro forma effect to the consummation of the exchange offer (assuming all of the old notes not held by an affiliate are exchanged) and the contribution of the old notes held by our affiliate to the capital of REV Holdings assuming such transactions occurred on September 30, 2000. The pro forma adjustments are based upon available information and certain assumptions that management of REV Holdings believes are reasonable. The pro forma financial data do not purport to represent the results of operations or the financial position of REV Holdings that actually would have occurred had the foregoing transactions been consummated on the aforesaid dates.

     You also should read "Management's Discussion and Analysis of Financial Condition and Results of Operations," the consolidated financial statements and related notes, the report of our independent auditors included in our Annual Report on Form 10-K for the fiscal year ended December 31, 1999, incorporated in this prospectus by reference and attached as Annex A, and "Management's Discussion and Analysis of Financial Condition and Results of Operations," the consolidated financial statements and related notes included in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2000, incorporated in this prospectus by reference and attached as Annex B.

               SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA





                                                       NINE MONTHS ENDED
                                                         SEPTEMBER 30,
                                             -------------------------------------
                                                    2000               1999
                                             ------------------ ------------------
                                                     (DOLLARS IN MILLIONS)
HISTORICAL STATEMENT OF OPERATIONS
 DATA (a):
Net sales ..................................    $   1,170.5        $   1,446.9
Gross profit ...............................          753.0              936.3
Selling, general and administrative
 expenses ..................................          686.6            1,001.0
Restructuring costs and other, net .........           28.3 (b)           22.1 (c)
                                                -----------        -----------
Operating income (loss) ....................           38.1              (86.8)
Interest expense, net ......................          162.7              156.5
Amortization of debt issuance
 costs .....................................            7.2                6.0
Gain on sale of subsidiary stock ...........           (1.1)              (0.1)
Other, net .................................           (2.0)               0.4
                                                -----------        -----------
(Loss) income from continuing
 operations before income taxes ............         (128.7)            (249.6)
Provision for income taxes .................            7.0                5.6
                                                -----------        -----------
(Loss) income from continuing
 operations ................................         (135.7)            (255.2)
(Loss) income from discontinued
 operations ................................             --                 --
Extraordinary items -- early
 extinguishments of debt ...................             --                 --
                                                -----------        -----------
Net (loss) income ..........................    $    (135.7)       $    (255.2)
                                                ===========        ===========
OTHER DATA:
Net cash (used for) provided by
 operating activities ......................    $    (131.9)       $     (90.8)
Net cash provided by (used for)
 investing activities ......................          325.2              (29.8)
Net cash (used for) provided by
 financing activities ......................         (193.2)             187.0
Ratio of earnings to fixed
 charges (g) ...............................             --                 --
EBITDA (h) .................................    $     151.5        $      22.9
Ratio of EBITDA to interest
 expense, net ..............................           0.9 x              0.1 x
PRO FORMA STATEMENT OF
 OPERATIONS DATA (i):
Operating income (loss) ....................    $      38.1
Interest expense, net ......................          116.0
Amortization of debt issuance
 costs .....................................            4.7
Loss from continuing operations ............          (86.5)
Ratio of earnings to fixed
 charges (j) ...............................             --
EBITDA .....................................    $     151.5
Ratio of EBITDA to interest
 expense, net ..............................           1.3 x



                                                                       YEAR ENDED DECEMBER 31,
                                             ---------------------------------------------------------------------------
                                                    1999               1998               1997               1996
                                             ------------------ ------------------ ------------------ ------------------
                                                                        (DOLLARS IN MILLIONS)
HISTORICAL STATEMENT OF OPERATIONS
 DATA (a):
Net sales ..................................    $   1,861.3        $   2,252.2        $   2,238.6        $   2,092.1
Gross profit ...............................        1,175.2            1,486.5            1,495.5            1,403.2
Selling, general and administrative
 expenses ..................................        1,347.6            1,328.8            1,277.0            1,204.0
Restructuring costs and other, net .........           40.2 (c)           33.1 (d)            3.6 (e)             --
                                                -----------        -----------        -----------        -----------
Operating income (loss) ....................         (212.6)             124.6              214.9              199.2
Interest expense, net ......................          212.6              197.6              212.5              235.7
Amortization of debt issuance
 costs .....................................            7.9                9.0               11.6               12.5
Gain on sale of subsidiary stock ...........           (0.1)              (2.6)              (0.3)            (187.8)(f)
Other, net .................................            0.4                9.1               11.9               12.1
                                                -----------        -----------        -----------        -----------
(Loss) income from continuing
 operations before income taxes ............         (433.4)             (88.5)             (20.8)             126.7
Provision for income taxes .................            9.1                5.0                9.3               25.5
                                                -----------        -----------        -----------        -----------
(Loss) income from continuing
 operations ................................         (442.5)             (93.5)             (30.1)             101.2
(Loss) income from discontinued
 operations ................................             --              (64.2)               0.7                0.4
Extraordinary items -- early
 extinguishments of debt ...................             --              (51.7)             (58.7)              (6.6)
                                                -----------        -----------        -----------        -----------
Net (loss) income ..........................    $    (442.5)       $    (209.4)       $     (88.1)       $      95.0
                                                ===========        ===========        ===========        ===========
OTHER DATA:
Net cash (used for) provided by
 operating activities ......................    $     (82.8)       $     (51.5)       $      10.2        $     (10.4)
Net cash provided by (used for)
 investing activities ......................          (40.7)             246.4             (403.9)             (61.8)
Net cash (used for) provided by
 financing activities ......................          118.5             (178.3)             403.0               78.0
Ratio of earnings to fixed
 charges (g) ...............................             --                 --                 --               1.5 x
EBITDA (h) .................................    $     (50.6)       $     263.9        $     311.6        $     279.6
Ratio of EBITDA to interest
 expense, net ..............................             --               1.3 x              1.5 x              1.2 x
PRO FORMA STATEMENT OF
 OPERATIONS DATA (i):
Operating income (loss) ....................    $    (212.6)
Interest expense, net ......................          156.6
Amortization of debt issuance
 costs .....................................            4.6
Loss from continuing operations ............         (383.2)
Ratio of earnings to fixed
 charges (j) ...............................             --
EBITDA .....................................    $     (50.6)
Ratio of EBITDA to interest
 expense, net ..............................             --



                                              YEAR ENDED
                                              DECEMBER 31,
                                             -------------
                                                  1995
                                             -------------
                                              (DOLLARS IN
                                               MILLIONS)
HISTORICAL STATEMENT OF OPERATIONS
 DATA (a):
Net sales ..................................  $  1,867.3
Gross profit ...............................     1,252.4
Selling, general and administrative
 expenses ..................................     1,104.9
Restructuring costs and other, net .........          --
                                              ----------
Operating income (loss) ....................       147.5
Interest expense, net ......................       230.5
Amortization of debt issuance
 costs .....................................        15.2
Gain on sale of subsidiary stock ...........          --
Other, net .................................        12.7
                                              ----------
(Loss) income from continuing
 operations before income taxes ............      (110.9)
Provision for income taxes .................        25.4
                                              ----------
(Loss) income from continuing
 operations ................................      (136.3)
(Loss) income from discontinued
 operations ................................        (4.0)
Extraordinary items -- early
 extinguishments of debt ...................          --
                                              ----------
Net (loss) income ..........................  $   (140.3)
                                              ==========
OTHER DATA:
Net cash (used for) provided by
 operating activities ......................  $    (45.9)
Net cash provided by (used for)
 investing activities ......................       (69.5)
Net cash (used for) provided by
 financing activities ......................       125.6
Ratio of earnings to fixed
 charges (g) ...............................          --
EBITDA (h) .................................  $    222.9
Ratio of EBITDA to interest
 expense, net ..............................         1.0x
PRO FORMA STATEMENT OF
 OPERATIONS DATA (i):
Operating income (loss) ....................
Interest expense, net ......................
Amortization of debt issuance
 costs .....................................
Loss from continuing operations ............
Ratio of earnings to fixed
 charges (j) ...............................
EBITDA .....................................
Ratio of EBITDA to interest
 expense, net ..............................

                                             SEPTEMBER 30, 2000             DECEMBER 31,
                                         --------------------------- ---------------------------
                                                            PRO
                                             ACTUAL      FORMA (k)        1999          1998
                                         ------------- ------------- ------------- -------------
                                                                        (DOLLARS IN MILLIONS)
BALANCE SHEET DATA:
Total assets ...........................  $   1,130.8   $   1,129.3   $   1,562.8   $   1,838.1
Long-term debt (including current
 portion) ..............................      2,311.3       1,692.5       2,450.8       2,271.2
Total stockholder's deficiency .........     (1,794.1)     (1,179.6)     (1,691.0)     (1,253.0)



                                                       DECEMBER 31,
                                         -----------------------------------------
                                              1997          1996          1995
                                         ------------- ------------- -------------
BALANCE SHEET DATA:
Total assets ...........................  $  2,099.6    $   1,622.3   $   1,541.8
Long-term debt (including current
 portion) ..............................     2,305.0        2,330.6       2,339.6
Total stockholder's deficiency .........      (994.7)      (1,461.7)     (1,556.0)


               See accompanying notes to Selected Financial Data

           NOTES TO SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA

(a) On March 30, 2000 and on May 8, 2000, Products Corporation completed the disposition of its worldwide professional products line and its Plusbelle brand in Argentina, respectively. Accordingly, the selected historical and pro forma financial data include the results of operations of the professional products line and Plusbelle brand through the dates of their respective dispositions.

(b) In the first six months of 2000, we recorded a charge of $14.6 million relating to a restructuring plan that began in the fourth quarter of 1999, principally for additional employee severance and other personnel benefits and to restructure certain operations outside the United States including exiting certain operations in Japan.

           During the third quarter of 2000, we continued to re-evaluate our organizational structure. As part of this re-evaluation, we are developing a new restructuring plan designed to improve profitability by reducing personnel and consolidating manufacturing facilities. In the third quarter of 2000, we recorded a charge of $13.7 million related to such plan, principally for additional employee severance and other personnel benefits and to consolidate worldwide operations.

(c) In the first nine months of 1999, we continued to implement a restructuring plan established in the fourth quarter of 1998 referred to below for which we recorded a charge of $20.5 million for employee severance and other personnel benefits, costs associated with the exit from leased facilities as well as other costs. Also in 1999, we consummated an exit from a non-core business, resulting in a charge of $1.6 million.

           During the fourth quarter of 1999, we continued to re-evaluate our organizational structure and implemented a new restructuring plan principally at our New York headquarters and New Jersey locations resulting in a charge of $18.1 million principally for employee severance. As part of this restructuring plan, we reduced personnel and consolidated excess leased real estate.

(d) In the fourth quarter of 1998, we committed to a restructuring plan to realign and reduce personnel, exit excess leased real estate, realign and consolidate regional activities, reconfigure certain manufacturing operations and exit certain product lines and recognized a net charge of $42.9 million, which includes $2.7 million charged to cost of sales. In the third quarter of 1998, we recognized a gain of approximately $7.1 million for the sale of the wigs and hairpieces portion of our business in the United States.

(e) In 1997, we incurred restructuring costs of $20.6 million in connection with the implementation of our business strategy to rationalize factory operations. These costs primarily included severance and other costs related to the rationalization of certain factory and warehouse operations worldwide. Such costs were partially offset by an approximately $12.7 million settlement of a claim and related gains of approximately $4.3 million on the sales of certain factory operations outside the United States.

(f) Represents the gain on the sale of subsidiary stock recognized as a result of Revlon, Inc.'s initial public offering on March 5, 1996.

(g) Earnings used in computing the ratio of earnings to fixed charges consist of (loss) income from continuing operations before income taxes plus fixed charges. Fixed charges consist of interest expense (including amortization of debt issuance costs, but not losses relating to the early extinguishment of debt) and 33% of rental expense (considered to be representative of the interest factor). Fixed charges exceeded earnings before fixed charges by $128.7 million for the nine months ended September 30, 2000, $249.6 million for the nine months ended September 30, 1999, $433.4 million in 1999, $88.5 million in 1998, $20.8 million in 1997 and $110.9 million in 1995.

(h) EBITDA is defined as operating income (loss) before restructuring costs and other, net, plus depreciation and amortization other than that relating to early extinguishment of debt, debt discount and debt issuance costs. EBITDA is presented here not as a measure of operating results but rather as a measure of debt service ability. EBITDA should not be considered in isolation or as a substitute for net income or cash flow from operations prepared in accordance with generally accepted accounting principles as a measure of our profitability or liquidity. EBITDA does not take into account our debt service requirements and other commitments and, accordingly, is not necessarily indicative of amounts that may be available for discretionary uses.


(i) The pro forma statement of operations data reflect (i) the elimination of interest expense and the decrease in amortization of debt issuance costs related to the old notes (as a result of amortizing debt issuance costs related to old notes exchanged in the offer through the maturity date of the new notes) of $67.5 million and $3.3 million for the year ended December 31, 1999, respectively, and $55.3 million and $2.5 million for the nine months ended September 30, 2000, respectively and (ii) interest expense of $11.5 million and $8.6 million for the year ended December 31, 1999 and for the nine months ended September 30, 2000, respectively, on the carrying value of the new notes of $96.0 million (balance outstanding on January 1, 1999) based on an effective interest rate of approximately 12%. Such pro forma results do not include a nonrecurring charge of $2.8 million for fees and expenses related to the exchange offer expected to be paid to third parties.

(j) As adjusted to reflect the exchange offer and the contribution of the old notes held by our affiliate to our capital as if such transactions occurred on January 1, 1999, fixed charges would have exceeded earnings before fixed charges by $79.5 million for the nine months ended September 30, 2000 and $374.1 million for the year ended December 31, 1999.

(k) The pro forma balance sheet data reflect (i) the retirement of $115.2 million accreted value of old notes in the exchange offer
           (ii) the issuance of new notes in the exchange offer of $115.2 million (the accreted value as of September 30, 2000 of the old notes held by nonaffiliates) (iii) the credit to capital deficiency of $617.3 million reflecting the contribution of the old notes held by our affiliate as of January 26, 2001 to our capital (accreted value of $618.8 million as of September 30, 2000) net of the related then unamortized debt issuance costs of $1.5 million and (iv) the charge to retained earnings reflecting $2.8 million of the estimated fees and expenses related to the exchange offer payable to our affiliate.

                              THE EXCHANGE OFFER


TERMS OF THE EXCHANGE OFFER; PERIOD FOR TENDERING OLD NOTES


     Subject to terms and conditions, we will accept for exchange old notes (other than old notes held by our affiliates) that are properly tendered on or prior to the Expiration Date and not withdrawn as permitted below. As used herein, the term "Expiration Date" means 5:00 p.m., New York City time, on February 6, 2001. We may, however, in our sole discretion, extend the period of time during which the exchange offer is open. The term "Expiration Date" means the latest time and date to which the exchange offer is extended.

     As of January 26, 2001, $770.0 million principal amount at maturity of old notes were outstanding, of which approximately $649.1 million principal amount at maturity were held by our affiliates. A preliminary prospectus, together with the letter of transmittal, was first sent on or about January 5, 2001, to all holders of old notes known to us. This final prospectus, together with an updated letter of transmittal, is being sent on or about the date hereof, to all holders of old notes known to us. Delivery of either the original letter of transmittal or the current letter of transmittal will satisfy the letter of transmittal delivery requirements for tendering old notes pursuant to this prospectus. Our obligation to accept old notes for exchange pursuant to the exchange offer is subject to certain obligations as set forth under "-- Conditions to the Exchange Offer."


     We expressly reserve the right, at any time, to extend the period of time during which the exchange offer is open, and delay acceptance for exchange of any old notes, by giving oral or written notice of such extension to the holders thereof as described below. During any such extension, all old notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us. Any old notes not accepted for exchange for any reason will be returned without expense to the tendering holder as promptly as practicable after the expiration or termination of the exchange offer.

     Old notes tendered in the exchange offer must be in denominations of principal amount of $1,000 and any integral multiple thereof.

     We expressly reserve the right to amend or terminate the exchange offer, and not to accept for exchange any old notes, upon the occurrence of any of the conditions of the exchange offer specified under "-- Conditions to the Exchange Offer." We will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the old notes as promptly as practicable. Such notice, in the case of any extension, will be issued by means of a press release or other public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.


PROCEDURES FOR TENDERING OLD NOTES

     The tender to us of old notes by you as set forth below and our acceptance of the old notes will constitute a binding agreement between us and you upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal. Except as set forth below, to tender old notes for exchange pursuant to the exchange offer, you must transmit a properly completed and duly executed letter of transmittal, including all other documents required by such letter of transmittal or, in the case of a book-entry transfer, an agent's message in lieu of such letter of transmittal, to The Bank of New York, as exchange agent, at the address set forth below under "Exchange Agent" on or prior to the Expiration Date. In addition, either:



    o a timely confirmation of a book-entry transfer (a "book-entry confirmation") of such old notes, if such procedure is available, into the exchange agent's account at DTC pursuant to the procedure for book-entry transfer described beginning on page 34 must be received by the exchange agent, prior to the Expiration Date, with the letter of transmittal or an agent's message in lieu of such letter of transmittal,

    o the holder must comply with the guaranteed delivery procedures described below, or

    o certificates for such old notes must be received by the exchange agent along with the letter of transmittal.

The term "agent's message" means a message, transmitted by DTC to and received by the exchange agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the tendering participant stating that such participant has received and agrees to be bound by the letter of transmittal and that we may enforce such letter of transmittal against such participant.

     The method of delivery of old notes, letters of transmittal and all other required documents is at your election and risk. If such delivery is by mail, it is recommended that you use registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure timely delivery. No letter of transmittal or old notes should be sent to us.

     Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the old notes surrendered for exchange are tendered:

    o by a holder of the old notes who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal, or

    o   for the account of an Eligible Institution (as defined below).

In the event that signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, such guarantees must be by a firm which is a member of the Securities Transfer Agent Medallion Program, the Stock Exchanges Medallion Program or the New York Stock Exchange Medallion Program (each such entity being hereinafter referred to as an "Eligible Institution"). If old notes are registered in the name of a person other than the signer of the letter of transmittal, the old notes surrendered for exchange must be endorsed by, or be accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as we or the exchange agent determine in our sole discretion, duly executed by the registered holders with the signature thereon guaranteed by an Eligible Institution.

     We or the exchange agent in our sole discretion will make a final and binding determination on all questions as to the validity, form, eligibility (including time of receipt) and acceptance of old notes tendered for exchange. We reserve the absolute right to reject any and all tenders of any particular old note not properly tendered or to not accept any particular old note which acceptance might, in our judgment or our counsel's, be unlawful. We also reserve the absolute right to waive any defects or irregularities or conditions of the exchange offer as to any particular old note either before or after the Expiration Date (including the right to waive the ineligibility of any holder who seeks to tender old notes in the exchange offer). Our or the exchange agent's interpretation of the terms and conditions of the exchange offer as to any particular old note either before or after the Expiration Date (including the letter of transmittal and the instructions thereto) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old notes for exchange must be cured within a reasonable period of time, as we determine. We are not, nor is the exchange agent or any other person, under any duty to notify you of any defect or irregularity with respect to your tender of old notes for exchange, and no one will be liable for failing to provide such notification.

     If the letter of transmittal is signed by a person or persons other than the registered holder or holders of old notes, such old notes must be endorsed or accompanied by powers of attorney signed exactly as the name(s) of the registered holder(s) that appear on the old notes.

     If the letter of transmittal or any old notes or powers of attorneys are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing. Unless waived by us or the exchange agent, proper evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal.

ACCEPTANCE OF OLD NOTES FOR EXCHANGE; DELIVERY OF NEW NOTES

     Upon satisfaction or waiver of all of the conditions to the exchange offer, we will accept, promptly after the Expiration Date, all old notes properly tendered and will issue the new notes promptly after acceptance of the old notes. See "-- Conditions to the Exchange Offer." For purposes of the exchange offer, we shall be deemed to have accepted properly tendered old notes for exchange if and when we give oral (confirmed in writing) or written notice to the exchange agent.

     The holder of each old note accepted for exchange will receive a new note in the amount equal to the surrendered old note. In all cases, issuance of new notes for old notes that are accepted for exchange will be made only after timely receipt by the exchange agent of:

    o certificates for such old notes or a timely book-entry confirmation of such old notes into the exchange agent's account at DTC,

    o a properly completed and duly executed letter of transmittal or an agent's message in lieu thereof, and

    o all other required documents.

If any tendered old notes are not accepted for any reason set forth in the terms and conditions of the exchange offer or if old notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged old notes will be returned without expense to the tendering holder (or, in the case of old notes tendered by book-entry transfer into the exchange agent's account at DTC pursuant to the book-entry procedures described below, such non-exchanged old notes will be credited to an account maintained with DTC) as promptly as practicable after the expiration or termination of the exchange offer.


BOOK-ENTRY TRANSFERS

     For purposes of the exchange offer, the exchange agent will request that an account be established with respect to the old notes at DTC within two business days after the date of this prospectus, unless the exchange agent already has established an account with DTC suitable for the exchange offer. Any financial institution that is a participant in DTC may make book-entry delivery of old notes by causing DTC to transfer such old notes into the exchange agent's account at DTC in accordance with DTC's procedures for transfer. Although delivery of old notes may be effected through book-entry transfer at DTC, the letter of transmittal or facsimile thereof or an agent's message in lieu thereof, with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the exchange agent at the address set forth under "-- Exchange Agent" on or prior to the Expiration Date or the guaranteed delivery procedures described below must be complied with.


GUARANTEED DELIVERY PROCEDURES

     If you desire to tender your old notes and your old notes are not immediately available, or time will not permit your old notes or other required documents to reach the exchange agent before the Expiration Date, a tender may be effected if:

    o   the tender is made through an Eligible Institution,

    o prior to the Expiration Date, the exchange agent received from such Eligible Institution a notice of guaranteed delivery, substantially in the form we provide (by telegram, telex, facsimile transmission, mail or hand delivery), setting forth your name and address, the amount of old notes tendered, stating that the tender is being made thereby and guaranteeing that within three New York Stock Exchange ("NYSE") trading days after the date of execution of the notice of guaranteed delivery, the certificates for all physically tendered old notes, in proper form for transfer, or a book-entry confirmation, as the case may be, together with a properly completed and duly executed appropriate letter of transmittal or facsimile thereof or agent's message in lieu thereof, with any required signature guarantees and any other documents required by the letter of transmittal will be deposited by such Eligible Institution with the exchange agent, and


    o the certificates for all physically tendered old notes, in proper form for transfer, or a book-entry confirmation, as the case may be, together with a properly completed and duly executed appropriate letter of transmittal or facsimile thereof or agent's message in lieu thereof, with any required signature guarantees and all other documents required by the letter of transmittal, are received by the exchange agent within three NYSE trading days after the date of execution of the notice of guaranteed delivery.


WITHDRAWAL RIGHTS

     You may withdraw your tender of old notes at any time prior to the Expiration Date. To be effective, a written notice of withdrawal must be received by the exchange agent at one of the addresses set forth under "-- Exchange Agent." This notice must specify:

    o   the name of the person having tendered the old notes to be withdrawn,

    o the old notes to be withdrawn (including the principal amount of such old notes), and

    o where certificates for old notes have been transmitted, the name in which such old notes are registered, if different from that of the withdrawing holder.

If certificates for old notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an Eligible Institution, unless such holder is an Eligible Institution. If old notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn old notes and otherwise comply with the procedures of DTC.


     We or the exchange agent will make a final and binding determination on all questions as to the validity, form and eligibility (including time of receipt) of such notices. Any old notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any old notes tendered for exchange but not exchanged for any reason will be returned to the holder without cost to such holder (or, in the case of old notes tendered by book-entry transfer into the exchange agent's account at DTC pursuant to the book-entry transfer procedures described above, such old notes will be credited to an account maintained with DTC for the old notes) as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. IF YOU HAVE PREVIOUSLY VALIDLY TENDERED YOUR OLD NOTES, THEN YOU MAY EXERCISE YOUR WITHDRAWAL RIGHTS AT ANY TIME PRIOR TO THE EXPIRATION DATE. Properly withdrawn old notes may be retendered by following one of the procedures described under "-- Procedures for Tendering Old Notes" above at any time on or prior to the Expiration Date.



CONDITIONS TO THE EXCHANGE OFFER

     Notwithstanding any other provision of the exchange offer, we are not required to accept for exchange, or to issue new notes in exchange for, any old notes and may terminate or amend the exchange offer, if any of the following events occur prior to acceptance of such old notes:

     (a) there shall be threatened, instituted or pending any action or proceeding before, or any injunction, order or decree shall have been issued by, any court or governmental agency or other governmental regulatory or administrative agency or commission,

         (1) seeking to restrain or prohibit the making or consummation of the exchange offer or any other transaction contemplated by the exchange offer, or assessing or seeking any damages as a result thereof, or

         (2) resulting in a material delay in our ability to accept for exchange or exchange some or all of the old notes pursuant to the exchange offer;


   or any statute, rule, regulation, order or injunction shall be sought, proposed, introduced, enacted, promulgated or deemed applicable to the exchange offer or any of the transactions contemplated by the exchange offer by any government or governmental authority, domestic or foreign, or any action shall have been taken, proposed or threatened, by any government, governmental authority, agency or court, domestic or foreign, that in our sole judgment might, directly or indirectly, result in any of the consequences referred to in clauses (1) or (2) above; or


     (b) there shall have occurred:


         (1) any general suspension of or general limitation on prices for, or trading in, securities on any national securities exchange or in the over-the-counter market,


         (2) any limitation by a governmental agency or authority which may adversely affect our ability to complete the transactions contemplated by the exchange offer,


         (3) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or any limitation by any governmental agency or authority which adversely affects the extension of credit or


         (4) a commencement of a war, armed hostilities or other similar international calamity directly or indirectly involving the United States, or, in the case of any of the foregoing existing at the time of the commencement of the exchange offer, a material acceleration or worsening thereof; or



     (c) any change (or any development involving a prospective change) shall have occurred or be threatened in our business, properties, assets, liabilities, financial condition, operations, results of operations or prospects and our subsidiaries taken as a whole that, in our reasonable judgment, is or may be adverse to us, or we have become aware of facts that, in our reasonable judgment, have or may have adverse significance with respect to the old notes or the new notes;



which in our reasonable judgment in any case, and regardless of the circumstances (including any action by us) giving rise to any such condition, makes it inadvisable to proceed with the exchange offer and/or with such acceptance for exchange or with such exchange.


     The foregoing conditions are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any condition or may be waived by us in whole or in part at any time in our reasonable discretion. Our failure at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time.


     In addition, we will not accept for exchange any old notes tendered, and no new notes will be issued in exchange for any such old notes, if at such time any stop order shall be threatened or in effect with respect to the Registration Statement, of which this prospectus constitutes a part, or the qualification of the indenture under the Trust Indenture Act of 1939, as amended.


EXCHANGE AGENT


     The Bank of New York has been appointed as the exchange agent for the exchange offer. All executed letters of transmittal should be directed to the exchange agent at the address set forth below. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery should be directed to the exchange agent addressed as follows:

                            The Bank of New York as Exchange Agent

     By Registered or Certified Mail:              By Hand and Overnight Courier:
            The Bank of New York                        The Bank of New York
            101 Barclay Street, 7E      101 Barclay Street, Corporate Trust Services Window
          New York, New York 10286                    New York, New York 10286
       Attention: Carolle Montreuil                 Attention: Carolle Montreuil
         Reorganization Department                   Reorganization Department

             By Facsimile:                    Confirm by Telephone or for Information:
             (212) 815-6339                                (212) 815-5920



     DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF SUCH LETTER OF TRANSMITTAL VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY OF THE LETTER OF TRANSMITTAL.


INFORMATION AGENT

     We have appointed MacKenzie Partners Inc. to act as the information agent in connection with the exchange offer of the old notes. Any questions concerning the exchange offer procedures or requests for assistance or additional copies of this prospectus or the letters of transmittal may be directed to the information agent at:

                            MacKenzie Partners Inc.
                                156 Fifth Avenue
                            New York, New York 10010

                         (212) 929-5500 (call collect)
                        (800) 322-2885 (call toll-free)


FINANCIAL ADVISOR

     We have retained Bear, Stearns & Co. Inc. as financial advisor in connection with the exchange offer.

     The financial advisor presently intends to make markets in the new notes issued pursuant to the exchange offer. However, the financial advisor is not obligated to do so and any market making may be discontinued at any time, without notice, at the sole discretion of the financial advisor. Accordingly, we cannot assure you that an active market in the new notes will develop or be maintained.

     The financial advisor from time to time may make a market in the old notes and from time to time the financial advisor may own old notes.



FEES AND EXPENSES


     The principal solicitation is being made by mail by The Bank of New York, as exchange agent. The exchange agent will be paid customary fees for its services and reimbursed for its reasonable out-of-pocket expenses incurred in connection with the provision of these services. All other registration expenses, including fees and expenses of the trustee under the indenture relating to the new notes, filing fees, blue sky fees and printing and distribution expenses will be paid.

     MacKenzie Partners Inc., as information agent, may contact holders of old notes by mail, telephone, facsimile transmission and personal interviews and may request brokers, dealers and other nominee stockholders to forward materials relating to the exchange offer to beneficial owners. The information agent will receive reasonable compensation for its services and will be reimbursed for reasonable out-of-pocket expenses.

     Bear, Stearns & Co. Inc., as financial advisor, has agreed to solicit exchanges of the old notes. The financial advisor will be paid customary fees for its services and reimbursed for specified expenses payable as of the completion of the exchange offer. We have also agreed to indemnify Bear, Stearns & Co. Inc. against certain expenses and liabilities, including liabilities under federal securities laws.

Solicitation Fee

     A solicitation fee of $10.00 per $1,000 principal amount at maturity of old notes accepted for exchange pursuant to the exchange offer, will be paid to brokers, dealers or others soliciting acceptances of the exchange offer subject to the condition that a fee will not be payable in connection with exchanges of old notes by beneficial owners or registered holders who own more than $500,000 principal amount at maturity of old notes.

     As used herein, a fee will only be payable to an entity covered by a letter of transmittal which designated its name as having solicited and obtained the tender, and it is (i) any broker or dealer in securities, including the financial advisor in its capacity as a broker or dealer, which is a member of any national securities exchange or of the NASD, (ii) any foreign broker or dealer not eligible for membership in the NASD which agrees to conform to the NASD's Rules of Fair Practice in soliciting tenders outside the United States to the same extent as though it were an NASD member, or (iii) any bank or trust company. No such fee shall be payable to a broker, dealer or other entity soliciting acceptances of the exchange offer with respect to the tender of old notes by a holder unless the letter of transmittal accompanying such tender designates such broker, dealer or other entity soliciting acceptances of the exchange offer. No such fee will be payable to a broker, dealer or other entity soliciting acceptances of the exchange offer in connection with exchanges of old notes by beneficial owners or registered holders who own more than $500,000 principal amount at maturity of old notes. No such fee shall be payable to a broker, dealer or other entity soliciting acceptances of the exchange offer in respect of old notes registered in the name of such broker, dealer or other entity soliciting acceptances of the exchange offer unless such old notes are held by such broker, dealer or other entity soliciting acceptances of the exchange offer as nominee and such old notes are being tendered for the benefit of one or more beneficial owners identified on the letter of transmittal or on the notice of solicited tenders. No such fee shall be payable to a broker, dealer or other entity soliciting acceptances of the exchange offer if such broker, dealer or other entity soliciting acceptances of the exchange offer is required for any reason to transfer the amount of such fee to a depositing holder (other than itself). No such fee shall be paid to a broker, dealer or other entity soliciting acceptances of the exchange offer with respect to old notes tendered for such broker, dealer or other entity soliciting acceptances of the exchange offer's own account. No broker, dealer, bank, trust company or fiduciary shall be deemed to be our agent or an agent of the exchange agent, the financial advisor or the information agent for purposes of the exchange offer. For all purposes noted in all materials related to the exchange offer, the term "solicit" shall be deemed to mean no more than "processing old notes tendered" or "forwarding to customers materials relating to the exchange offer."

     Payment of any solicitation fee will be subject to compliance with all applicable terms and conditions set forth in the letter of transmittal. In order to receive a solicitation fee, brokers, dealers or others soliciting acceptances of the exchange offer must return a notice of solicited tenders (included in the BLUE broker-dealer letter provided to brokers and dealers for beneficial holders and the YELLOW letter of transmittal provided to registered holders) to the exchange agent within two New York Stock Exchange trading days after the Expiration Date.

     Additional solicitation may be made by telephone, facsimile or in person by our and our affiliates' officers and regular employees. No additional compensation will be paid to any officers or employees who engage in soliciting exchanges.


TRANSFER TAXES

     You will not be obligated to pay any transfer taxes in connection with the tender of old notes in the exchange offer unless you instruct us to register new notes in the name of, or request that old notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder. In those cases, you will be responsible for the payment of any applicable transfer tax.

CONSEQUENCES OF FAILING TO EXCHANGE OLD NOTES

     If you do not exchange your old notes for new notes in the exchange offer, your old notes will continue to be subject to the provisions of the indenture relating to the old notes regarding transfer and exchange of the old notes.

                            DESCRIPTION OF NEW NOTES


     The 12% Senior Secured Notes due 2004 (the "New Notes") will be issued under the Indenture between the Issuer and Wilmington Trust Company, as trustee (the "Trustee"), a copy of which is available upon request to the Issuer. The terms of the New Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (the "Trust Indenture Act"). You can find the definitions of certain terms used in this description under the subheading "Certain Definitions."


     The following description is a summary of the material provisions of the Indenture. It does not restate the agreement in its entirety. We urge you to read the Indenture because it, and not this description, defines your rights as holders of these Notes. We have filed copies of the Indenture as an exhibit to the registration statement which includes this Prospectus.



GENERAL

     The New Notes will mature on February 1, 2004. The New Notes will bear interest from the date of issuance, payable semiannually in arrears on February 1 and August 1, commencing on August 1, 2001, to the persons who are holders of record on the close of business on the immediately preceding January 15 and July 15.

     The New Notes will bear interest at 12% per annum. The Trustee will authenticate and deliver Notes for an original issue up to a maximum aggregate principal amount of $120,900,000.


     Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. Principal and interest will be payable at the office of the Trustee, but, at the option of the Issuer, interest may be paid by check mailed to the registered holders of the New Notes at their registered addresses. The New Notes will be transferable and exchangeable at the office of the Trustee and will be issued only in fully registered form, without coupons, in denominations of $1,000 and any integral multiple thereof.


OPTIONAL REDEMPTION

     The New Notes may be redeemed at any time at the option of the Issuer in whole, or from time to time in part, at 100% of the principal amount thereof plus accrued and unpaid interest (the "Redemption Price") to the date of redemption (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

     The Issuer will mail a notice of redemption at least 30 days but not more than 60 days before any redemption date to each holder of New Notes to be redeemed at its registered address. The Issuer may redeem notes in denominations larger than $1,000 principal amount, but only in whole multiples of $1,000. If money sufficient to pay the Redemption Price of all New Notes (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date, then on and after such date interest will cease to accrue on such New Notes (or such portions thereof) called for redemption.


SINKING FUND

     There will be no mandatory sinking fund payments for the New Notes.


NON-RECOURSE GUARANTY

     REV Guarantor, as primary obligor and not merely as surety, will irrevocably and unconditionally guarantee (the "Non-Recourse Guaranty") on a non-recourse basis the punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all Obligations of the Issuer under the Indenture whether for principal of or interest on the New Notes, expenses or indemnification obligations in favor of the Trustee or otherwise (all such Obligations guaranteed by REV Guarantor being the "Guaranteed Obligations").

     REV Guarantor's liability under the Indenture is limited to the Revlon, Inc. Collateral provided by it and the proceeds realized by the Trustee upon the sale or other realization of such Revlon, Inc. Collateral, it being understood that the Non-Recourse Guaranty otherwise is a nonrecourse obligation of REV Guarantor and that the Trustee's and the Holders' rights to recover against REV Guarantor under the Indenture will be limited solely to the Revlon, Inc. Collateral provided by it and the proceeds realized by the Trustee upon the sale or other realization of such Revlon, Inc. Collateral pledged pursuant to the Indenture.

     Subject to the limited recourse set forth in the immediately preceding paragraph, REV Guarantor agrees to pay, in addition to the amount stated above, any and all expenses (including reasonable counsel fees and expenses) incurred by the Trustee or the holders in enforcing any rights under the Non-Recourse Guaranty with respect to REV Guarantor.


     The Non-Recourse Guaranty is a continuing guarantee and shall (a) remain in full force and effect until the earlier of (i) the Merger, (ii) the release of all the Revlon, Inc. Collateral provided by REV Guarantor pursuant to the terms of the Indenture and (iii) the sale or other disposition of all Revlon, Inc. Collateral provided by REV Guarantor and the application of the proceeds thereof in accordance with the Indenture, (b) be binding upon REV Guarantor and
(c) inure to the benefit of and be enforceable by the Trustee, the holders and their successors, transferees and assigns.



KEEPWELL AGREEMENT


     Concurrent with issuance of the New Notes, the Issuer and GSB Investments Corp., an affiliate of the Issuer, will enter into the Keepwell Agreement. Under the Keepwell Agreement GSB Investments Corp. will agree to provide the Issuer with the funds in an amount equal to any interest payments due on the New Notes, to the extent that the Issuer does not have sufficient funds on hand to make such payments on the Business Day immediately preceding the applicable interest payment date. GSB Investments Corp. will provide these funds either through a non-interest bearing advance that is subordinated to the New Notes or an equity investment. The Keepwell Agreement is not a guarantee of the payment of interest on the New Notes. The obligations of GSB Investments Corp. under the Keepwell Agreement are only enforceable by the Issuer and may not be enforced by holders of the New Notes or by the Trustee.



COLLATERAL

     During the period from the Issue Date through the time of the Merger, the New Notes will be guaranteed by the Non-Recourse Guaranty which will be secured by a security interest in and a pledge by REV Guarantor of all its right, title and interest in and to (i) 52 shares of Revlon, Inc. Class B Common Stock per $1,000 principal amount of New Notes outstanding (collectively, the "Pledged Shares," which term shall exclude any Withdrawn Shares but shall include any Other Revlon Shares (as defined below)) and (ii) all dividends, cash, instruments and other property and proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any of the foregoing (clauses (i) and (ii) collectively, the "Revlon, Inc. Collateral," which term shall exclude any Withdrawn Collateral).


     After the Merger, the New Notes will be secured by a security interest in and a pledge by the Issuer of all its right, title and interest in and to the Revlon, Inc. Collateral. The Indenture will permit the Issuer, so long as no Default has occurred and is continuing, and so long as the Class A shares of Common Stock of Revlon, Inc. and the Class B shares of Common Stock of Revlon, Inc. are substantially identical except with respect to voting rights, to withdraw Pledged Shares of either class of Common Stock of Revlon, Inc., in whole or in part, by substituting therefor with the Trustee an equal number of shares of the other class of Common Stock of Revlon, Inc. (such other shares, the "Other Revlon Shares").


     The Class A Common Stock and Class B Common Stock of Revlon, Inc. are substantially identical except that each share of Class A Common Stock entitles the holder thereof to one vote and each share of Class B Common Stock entitles the holder to ten votes on all matters submitted to a vote of stockholders. Each share of Class B Common Stock is convertible at the holder's option into one share of Class A Common Stock. Upon any transfer of shares of Class B Common Stock other than to certain permitted transferees (generally defined to include affiliates of the holder of the Class B Common Stock), including upon a foreclosure on Pledged Shares, such shares of Class B Common Stock are automatically converted into shares of Class A Common Stock.

     The Indenture also will permit the Issuer to release Revlon, Inc. Collateral in whole or in part by substituting therefor with the Trustee cash or U.S. Government Obligations sufficient for the payment of principal at maturity or redemption of, and interest on, all the New Notes or the applicable pro rata portion thereof and by satisfying certain other conditions, including the delivery to the Trustee of a certificate of an independent accounting firm as to the sufficiency of such cash and U.S. Government Obligations (such cash and U.S. Government Obligations, the "Substitute Collateral"). The Pledged Shares to be withdrawn will consist of Class B shares of Revlon, Inc. Common Stock and Other Revlon Shares, if any, in such proportions as the Issuer shall elect. The Indenture will permit the Issuer to release a portion of the Revlon, Inc. Collateral, so long as 52 shares of either Class B Common Stock of Revlon, Inc. or Other Revlon Shares per $1,000 principal amount of outstanding New Notes not covered by cash or U.S. Government Obligations remain pledged after such release.

     After the Merger, in connection with or after a redemption of the New Notes in part or upon delivery from time to time by the Issuer of less than all the New Notes for cancellation, the Indenture will permit the Issuer to request a release of a portion of the Revlon, Inc. Collateral, so long as 52 shares of either Class B Common Stock of Revlon, Inc. or Other Revlon Shares per $1,000 principal amount of New Notes not so redeemed or delivered and not covered by cash or U.S. Government Obligations, remain pledged after such release. The Pledged Shares to be withdrawn will consist of Class B shares of Revlon, Inc. Common Stock and Other Revlon Shares, if any, in such proportions as the Issuer shall elect. In addition, in connection with a redemption of New Notes, or with the payment at maturity of the principal amount of the New Notes, the Indenture permits the Issuer to request, subject to certain conditions, a release of Substitute Collateral to the extent necessary to pay the redemption price, purchase price or principal amount, as the case may be.

     The Revlon, Inc. Collateral and the Substitute Collateral are referred to herein as the "Collateral."

     The security interest in the Collateral will be a first priority security interest. However, absent any Default, REV Guarantor will be able to vote, as it sees fit in its sole discretion, the Pledged Shares, prior to the Merger, and the Issuer will be able to vote, as it sees fit in its sole discretion, the Pledged Shares, after the Merger, provided that no vote may be cast, and no consent, waiver or ratification given or action taken, which would be inconsistent with or violate any provision of the Indenture or the New Notes.

     Notwithstanding anything to the contrary in the six preceding paragraphs, upon satisfaction by the Issuer of the conditions to its legal defeasance option or its covenant defeasance option or the discharge of the Indenture, the Lien of the Indenture on all the Collateral will terminate and all the Collateral will be released without any further action by the Trustee or any other person.

     There can be no assurance that the proceeds of any sale of the Collateral pursuant to the Indenture following an Event of Default would be sufficient to satisfy payments due on the New Notes. In addition, the ability of the holders of New Notes to realize upon the Collateral may be subject to certain bankruptcy law limitations in the event of a bankruptcy.

     If an Event of Default occurs under the Indenture, the Trustee, on behalf of the holders of the New Notes, in addition to any rights or remedies available to it under the Indenture, may take such action as it deems advisable to protect and enforce its rights in the Collateral, including the institution of foreclosure proceedings. The proceeds received by the Trustee from any foreclosure will be applied by the Trustee first to pay the expenses of such foreclosure and fees and other amounts then payable to the Trustee under the Indenture and, thereafter, to pay the principal amount of and accrued interest on the New Notes.

CERTAIN COVENANTS

     Set forth below are certain covenants contained in the Indenture:


     Limitation on Debt of the Issuer and REV Guarantor; Limitation on Preferred Stock of REV Guarantor. (a) The Issuer will not, and will not permit, prior to the Merger, REV Guarantor to, issue any Debt; provided, however, that the foregoing shall not prohibit the issuance of the following Debt:


     (1) the New Notes, the Old Notes, and the Non-Recourse Guaranty and Debt issued by the Issuer or REV Guarantor, as applicable, in exchange for, or the proceeds of which are used to Refinance, any Debt permitted by this clause (1); provided, however, that in the case of any Debt issued in connection with a Refinancing, (i) the principal amount (or, in the case of Debt issued at a discount, the accreted value) of the Debt so issued as of the date of the Stated Maturity of the Debt being Refinanced will not exceed the sum of (A) the principal amount (or if the Debt being Refinanced was issued at a discount, the accreted value) of the Debt being Refinanced as of the date of the Stated Maturity of the Debt being Refinanced and (B) any Refinancing Costs thereof, and (ii) the Stated Maturity of the Debt so issued is later than the Stated Maturity of the New Notes;

     (2) any Secured Non-Recourse Guarantee;

     (3) Debt of REV Guarantor acquired by the Issuer as a result of the Merger; and

     (4) any Debt incurred in connection with the Keepwell Agreement.

     (b) The Issuer will not permit, prior to the Merger, REV Guarantor to issue any Preferred Stock.

     Limitation on Restricted Payments. (a) The Issuer will not, and will not permit, prior to the Merger, REV Guarantor, directly or indirectly, to make any Restricted Payment if, at the time such Restricted Payment is made:

     (1) a Default has occurred or is continuing (or would result therefrom);
or

     (2) the aggregate amount of such Restricted Payment and all other Restricted Payments since the Issue Date would exceed the sum of (i) 50% of Consolidated Net Income (or, if such aggregate Consolidated Net Income is a deficit, minus 100% of such deficit) of the Issuer accrued during the period (treated as one accounting period) from April 1, 2001, to the end of the most recent fiscal quarter ending at least 45 days prior to the date of such Restricted Payment and (ii) the aggregate Net Cash Proceeds from sales of Capital Stock of the Issuer (other than Redeemable Stock or Exchangeable Stock) or cash capital contributions made to the Issuer.

     (b) The preceding paragraph will not prohibit the following (none of which will be included in the calculation of the amount of Restricted Payments, except to the extent expressly provided in clause (ii) below):

     (i) so long as no Default has occurred and is continuing or would result from such transaction, any Restricted Payment to the extent it consists of Unrestricted Assets;

     (ii) dividends paid within 60 days after the date of declaration thereof, or Restricted Payments made within 60 days after the making of a binding commitment in respect thereof, if at such date of declaration or commitment such dividend or other Restricted Payment would have complied with this covenant; provided, however, that at the time of payment of such dividend or the making of such Restricted Payment no other Default has occurred or is continuing (or will result therefrom); provided further, however, that such dividend or other Restricted Payment shall be included in the calculation of the amount of Restricted Payments;

     (iii) so long as no Default under the Products Corporation Indentures has occurred and is continuing or would result from such transaction, amounts paid or property transferred pursuant to the Permitted Transactions; and

     (iv) any payment by REV Guarantor in respect of the Non-Recourse Guaranty.

     (c) The Issuer or REV Guarantor may take actions to make a Restricted Payment in anticipation of the occurrence of any of the events described in clause (b) of this covenant; provided, however, that the making of such Restricted Payment will be conditioned upon the occurrence of such event.


     Limitation on Liens and Sales of Assets and Subsidiary Stock. The Issuer will not make any Asset Disposition. Prior to the Merger, REV Guarantor will not make any Asset Disposition. The Issuer, and, prior to the Merger, REV Guarantor, will not create, incur or suffer to exist a Lien on the Collateral (other than the Lien of the Indenture).


     Limitation on Transactions with Affiliates. (a) The Issuer will not, and will not permit, prior to the Merger, REV Guarantor, to conduct any business or enter into any transaction or series of similar transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Issuer or any legal or beneficial owner of 10% or more of the voting power of the Voting Stock of the Issuer or with an Affiliate of any such owner, unless

     (i) the terms of such business, transaction or series of transactions are
(A) set forth in writing and (B) at least as favorable to the Issuer or REV Guarantor, as applicable, as terms that would be obtainable at the time for a comparable transaction or series of similar transactions in arm's-length dealings with an unrelated third person and

     (ii) to the extent that such business, transaction or series of transactions (other than Debt issued by the Issuer or REV Guarantor which is permitted under "-- Limitation on Debt of the Issuer and REV Guarantor; Limitation on Preferred Stock of REV Guarantor") is known by the Board of Directors of the Issuer or REV Guarantor, as applicable, to involve an Affiliate of the Issuer or REV Guarantor, as the case may be, or a legal or beneficial owner of 10% or more of the voting power of the Voting Stock of the Issuer or an Affiliate of such owner, then (A) with respect to a transaction or series of related transactions, other than any purchase or sale of inventory in the ordinary course of business (an "Inventory Transaction"), involving aggregate payments or other consideration in excess of $5.0 million, such transaction or series of related transactions has been approved (and the value of any noncash consideration has been determined) by a majority of those members of the Board of Directors of the Issuer or REV Guarantor, as applicable, having no personal stake in such business, transaction or series of transactions and (B) with respect to a transaction or series of related transactions, other than any Inventory Transaction, involving aggregate payments or other consideration in excess of $20.0 million (with the value of any noncash consideration being determined by a majority of those members of the Board of Directors of the Issuer or REV Guarantor, as applicable, having no personal stake in such business, transaction or series of transactions), such transaction or series of related transactions has been determined, in the written opinion of a nationally recognized investment banking firm to be fair, from a financial point of view, to the Issuer or REV Guarantor, as the case may be.

     (b) The provisions of paragraph (a) will not prohibit (i) any Restricted Payment permitted to be paid as described under "Limitation on Restricted Payments" above, (ii) any transaction between the Issuer and any of its Subsidiaries; provided, however, that no portion of any minority interest in any such Subsidiary is owned by (x) any Affiliate (other than the Issuer, REV Guarantor, Revlon, Inc., Products Corporation, a Wholly Owned Recourse Subsidiary, a Permitted Affiliate or an Unrestricted Affiliate) of the Issuer or (y) any legal or beneficial owner of 10% or more of the voting power of the Voting Stock of the Issuer or any Affiliate of such owner (other than the Issuer, REV Guarantor, Revlon, Inc., Products Corporation, any Wholly Owned Recourse Subsidiary or an Unrestricted Affiliate), (iii) any transaction between REV Guarantor and any other Subsidiaries of the Issuer; provided, however, that no portion of any minority interest in any such Subsidiary is owned by (x) any Affiliate (other than the Issuer, REV Guarantor, Revlon, Inc., Products Corporation, a Wholly Owned Recourse Subsidiary, a Permitted Affiliate or an Unrestricted Affiliate) of the Issuer or (y) any legal or beneficial owner of 10% or more of the voting power of the Voting Stock of the Issuer or any Affiliate of such owner (other than the Issuer, REV Guarantor, Revlon, Inc., Products Corporation, any Wholly Owned Recourse Subsidiary or an Unrestricted Affiliate), (iv) any transaction with an officer or director of the Issuer, Revlon, Inc., Products Corporation or any Subsidiary of Products

Corporation entered into in the ordinary course of business (including compensation or employee benefit arrangements with any such officer or director); provided, however, that such officer holds, directly or indirectly, no more than 10% of the outstanding Capital Stock of the Issuer, (v) any Permitted Transaction, (vi) the Merger, (vii) any business or transactions with an Unrestricted Affiliate, (viii) the Keepwell Agreement, and (ix) any transaction pursuant to which Mafco Holdings will provide the Issuer and its Subsidiaries at their request and at the cost to Mafco Holdings with certain allocated services to be purchased from third party providers, such as legal and accounting services, insurance coverage and other services.

     Limitation on Other Business Activities. The Issuer will not engage in any trade or business other than (A) the ownership of the Capital Stock of Revlon, Inc., (B) the ownership of the Capital Stock of one or more Unrestricted Subsidiaries, and (C) prior to the Merger, the ownership of the Capital Stock of REV Guarantor. REV Guarantor will not engage in any trade or business other than (A) the ownership of the Capital Stock of Revlon, Inc. and (B) providing the Non-Recourse Guaranty. The Issuer will not permit any Unrestricted Subsidiary to engage in any business other than the ownership of Capital Stock of one or more Unrestricted Subsidiaries and the ownership of Unrestricted Assets.

     The Merger. The Issuer shall cause the Merger to occur as promptly as practicable after the indenture relating to the old notes has been discharged in accordance with its terms.

     Maintenance of Non-Investment Company Status. The Issuer will not at any time be or become an "investment company" registered or required to become so registered under the Investment Company Act of 1940 or any successor law, rule or regulation.

     SEC Reports. Whether or not required by the SEC, so long as any New Notes are outstanding, the Issuer will file or cause to be filed with the SEC and provide the Trustee and holders of the New Notes with the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) specified in Sections 13 and 15(d) of the Exchange Act. The Issuer also will comply with the other provisions of TIA Section 314(a).


SUCCESSOR ISSUER

     The Issuer may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any person unless:
(i) the resulting, surviving or transferee person (if not the Issuer) is organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and such person expressly assumes by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Issuer under the Indenture and the New Notes; (ii) except in the case of the Merger, immediately after giving effect to such transaction (and treating any Debt which becomes an obligation of the resulting, surviving or transferee person or any of its Subsidiaries as a result of such transaction as having been issued by such person or such Subsidiary at the time of such transaction), no Default has happened and is continuing; (iii) except in the case of the Merger, immediately after giving effect to such transaction, the resulting, surviving or transferee person has a Consolidated Net Worth in an amount which is not less than the Consolidated Net Worth of the Issuer immediately prior to such transaction and
(iv) except in the case of the Merger, the Issuer delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture. The resulting, surviving or transferee person will be the successor company and thereafter, except in the case of a lease, the Issuer will be discharged from all obligations and covenants under the Indenture and the New Notes.


DEFAULTS

     An Event of Default is defined in the Indenture as (i) a default in the payment of interest on the New Notes when due, continued for 30 days, (ii) a default in the payment of principal of any Note when due at its Stated Maturity, upon redemption, upon required purchase, upon declaration or otherwise, (iii) (1) the failure by the Issuer to comply with its obligations described under "Successor

Issuer" above, (2) the failure by the Issuer to comply with its obligations described under "Maintenance of Non-Investment Company Status" above, or (3) the Trustee fails to have a perfected security interest in the Revlon, Inc. Collateral (the "continued perfection provision"), (iv) the failure by the Issuer to comply for 30 days after notice with any of its obligations under the covenants described under "Limitation on Debt of the Issuer and REV Guarantor; Limitation on Preferred Stock of REV Guarantor," "Limitation on Restricted Payments," "Limitation on Liens and Sales of Assets and Subsidiary Stock," "Limitation on Transactions with Affiliates," "Limitation on Other Business Activities" or "SEC Reports", (v) the failure by the Issuer to comply for 60 days after notice with its other agreements contained in the Indenture or the New Notes or with certain representations and warranties given in relation to the grant of the security interest described under "Collateral" above, (vi) Debt of the Issuer or any Significant Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total principal amount of the portion of such Debt that is unpaid or accelerated exceeds $25 million or its foreign currency equivalent and such default continues for 10 days after notice (the "cross acceleration provision"), (vii) certain events of bankruptcy, insolvency or reorganization of the Issuer or a Significant Subsidiary (the "bankruptcy provisions") or (viii) any judgment or decree for the payment of money in excess of $25 million is entered against the Issuer or a Significant Subsidiary and is not discharged and either (A) an enforcement proceeding has been commenced by any creditor upon such judgment or decree or (B) there is a period of 60 days following the entry of such judgment or decree during which such judgment or decree is not discharged, waived or the execution thereof stayed and, in the case of (B), such default continues for 10 days after the notice specified in the next sentence (the "judgment default provision"). However, a default under clauses (iv), (v), (vi) and (viii)(B) will not constitute an Event of Default until the Trustee or the holders of 25% in principal amount of the outstanding Notes notify the Issuer of the default and the Issuer does not cure such default within the time specified after receipt of such notice.


     If an Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the outstanding Notes may declare the principal amount of and accrued interest on all the New Notes as of the date of declaration to be due and payable (the "Default Amount"). Upon such a declaration, such Default Amount will be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Issuer occurs, the Default Amount on all the New Notes as of the date of such Event of Default will ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holders of the New Notes. Under certain circumstances, the holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the New Notes and its consequences.

     Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of the New Notes unless such holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no holder of a New Note may pursue any remedy with respect to the Indenture or the New Notes unless (i) such holder has previously given the Trustee notice that an Event of Default is continuing, (ii) holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee to pursue the remedy, (iii) such holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense, (iv) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity and (v) the holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period. Subject to certain restrictions, the holders of a majority in principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other holder of a New Note or that would involve the Trustee in personal liability.

     The Indenture provides that if a Default occurs and is continuing and is known to the Trustee, the Trustee must mail to each holder of the New Notes notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of or interest on any Note, the Trustee may withhold notice if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interest of the holders of the New Notes. In addition, the Issuer is required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Issuer also is required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute certain Defaults, their status and what action the Issuer is taking or proposes to take in respect thereof.


AMENDMENT, SUPPLEMENT, WAIVER

     Subject to certain exceptions, the Indenture may be amended or supplemented with the consent of the holders of a majority in principal amount of the New Notes then outstanding and any past default or noncompliance with any provisions may be waived with the consent of the holders of a majority in principal amount of the New Notes then outstanding. However, without the consent of each holder of an outstanding Note affected, no amendment may, among other things, (i) reduce the principal amount of New Notes whose holders must consent to an amendment, (ii) reduce the rate of or extend the time for payment of interest on any Note, (iii) reduce the principal of or extend the Stated Maturity of any Note or reduce the Default Amount of any Note, (iv) make any Note payable in money other than that stated in the Note, (v) impair the rights of any holder of the New Notes to receive payment of principal of and interest on such holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any such payment on or with respect to such holder's Notes, (vi) make any change to the provisions regarding security and the pledge of collateral that adversely affects such holder or (vii) make any change in the amendment provisions which require each holder's consent or in the waiver provisions.

     Without the consent of or notice to any holder of the New Notes, the Issuer and the Trustee may amend or supplement the Indenture to cure any ambiguity, omission, defect or inconsistency, to provide for the assumption by a successor corporation of the obligations of the Issuer under the Indenture if in compliance with the provisions described under "Successor Issuer" above, to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code), to add guarantees with respect to the New Notes or to secure (or provide additional security for) the New Notes, to add to the covenants of the Issuer for the benefit of the holders of the New Notes or to surrender any right or power conferred upon the Issuer, to make any change that does not adversely affect the rights of any holder of the New Notes or to comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA.

     The consent of the holders of the New Notes is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

     After an amendment under the Indenture becomes effective, the Issuer is required to mail to holders of the New Notes a notice briefly describing such amendment. However, the failure to give such notice to all holders of the New Notes, or any defect therein, will not impair or affect the validity of the amendment.

     A consent to any amendment or waiver under the Indenture by any holder of New Notes given in connection with a tender of such holder's Notes will not be rendered invalid by such tender.


TRANSFER

     The New Notes will be issued in registered form and will be transferable only upon the surrender of the New Notes being transferred for registration of transfer. The Issuer may require payment of a sum sufficient to cover any tax, assessment or other governmental charge payable in connection with certain transfers and exchanges. See "Book Entry; Delivery and Form."


DEFEASANCE

     The Issuer at any time may terminate all its obligations under the New Notes and the Indenture ("legal defeasance"), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the New Notes, to replace mutilated, destroyed, lost or stolen Notes and to maintain a registrar and paying agent in respect of the New Notes. The Issuer at any time may terminate its obligations under the covenants described under "Certain Covenants" and "Collateral," above and the operation of the continued perfection provision, the cross acceleration provision, the bankruptcy provisions with respect to Significant Subsidiaries and the judgment default provision described under "Defaults" above and the limitations contained in clause (iii) described under "Successor Issuer" above ("covenant defeasance").

     The Issuer may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Issuer exercises its legal defeasance option, payment of the New Notes may not be accelerated because of an Event of Default with respect thereto. If the Issuer exercises its covenant defeasance option, payment of the New Notes may not be accelerated because of an Event of Default specified in clause (iii)(2) and (3), (iv),
(vi), (vii) (with respect only to Significant Subsidiaries) or (viii) under "Defaults" above, or because of the failure of the Issuer to comply with clause
(iii) described under "Successor Issuer" above, or with its obligations under "Collateral" above.

     In order to exercise either defeasance option, the Issuer must irrevocably deposit in trust (the "defeasance trust") with the Trustee money or U.S. Government Obligations for the payment of principal on the New Notes and interest thereon to redemption or maturity, as the case may be, and must comply with certain other conditions, including (unless the New Notes will mature or be redeemed within 60 days) delivering to the Trustee an Opinion of Counsel to the effect that holders of the New Notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been in the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable federal income tax law).


CONCERNING THE TRUSTEE


     Wilmington Trust Company is to be the Trustee under the Indenture and has been appointed by the Issuer as Registrar and Paying Agent with regard to the New Notes.



GOVERNING LAW

     The Indenture provides that it and the New Notes will be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.


CERTAIN DEFINITIONS

     "Affiliate" of any specified person means (i) any other person which, directly or indirectly, is in control of, is controlled by or is under common control with such specified person or (ii) any other person who is a director or officer (A) of such specified person, (B) of any subsidiary of such specified person or (C) of any person described in clause (i) above. For purposes of this definition, control of a person means the power, direct or indirect, to direct or cause the direction of the management and policies of such person whether by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Asset Disposition" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) of shares of Capital Stock of a Subsidiary of the Issuer or REV Guarantor (other than directors' qualifying shares and other than Capital Stock of an Unrestricted Subsidiary or a Non-Recourse Subsidiary), property or other assets (each referred to for the purposes of this definition as a "disposition") by the Issuer (including any disposition by means of a merger, consolidation or similar transaction) other than (i) a disposition subject to or permitted by the provisions described under "Limitation on Restricted Payments" above, (ii) a disposition by the Issuer or REV Guarantor of any Unrestricted Assets, (iii) a disposition of Capital Stock of Revlon, Inc. to the Issuer or REV Guarantor,
(iv) an issuance of employee stock options, (v) a merger of Revlon, Inc. with or into Products Corporation or the Issuer and (vi) the Merger.

     "Board of Directors" means, with respect to any person, the Board of Directors of such person or any committee thereof duly authorized to act on behalf of such Board.

     "Business Day" means each day which is not a Legal Holiday.

     "Capital Lease Obligations" of a person means any obligation which is required to be classified and accounted for as a capital lease on the face of a balance sheet of such person prepared in accordance with GAAP; the amount of such obligation shall be the capitalized amount thereof, determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

     "Capital Stock" of any person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such person, including any Preferred Stock, but excluding any debt securities convertible into or exchangeable for such equity.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Consolidated Net Income" means with respect to any person, for any period, the consolidated net income (or loss) of such person and its consolidated Subsidiaries for such period as determined in accordance with GAAP, adjusted to the extent included in calculating such net income (or loss), by excluding (i) all extraordinary gains or losses; (ii) the portion of net income (or loss) of such person and its consolidated Subsidiaries attributable to minority interests in unconsolidated persons except to the extent that, in the case of net income, cash dividends or distributions have actually been received by such person or one of its consolidated Subsidiaries (subject, in the case of a dividend or distribution received by a Subsidiary of such person, to the limitations contained in clause (v) below) and, in the case of net loss, such person or any Subsidiary of such person has actually contributed, lent or transferred cash to such unconsolidated person; (iii) net income (or loss) of any other person attributable to any period prior to the date of combination of such other person with such person or any of its Subsidiaries on a "pooling of interests" basis; (iv) net gains or losses in respect of dispositions of assets by such person or any of its Subsidiaries (including pursuant to a sale-and-leaseback arrangement) other than in the ordinary course of business;
(v) the net income of any Subsidiary of such person to the extent that the declaration of dividends or distributions by that Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Subsidiary or its shareholders; (vi) any net income or loss of any Non-Recourse Subsidiary, except that such person's equity in the net income of any such Non-Recourse Subsidiary for such period will be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Non-Recourse Subsidiary during such period to such person as a dividend or other distribution, and (vii) the cumulative effect of a change in accounting principles; provided, however, that in calculating Consolidated Net Income of the Issuer, net income of a Subsidiary of the type described in clause (v) of this definition will not be excluded.


     "Consolidated Net Worth" of any person means, at any date, all amounts which would, in conformity with GAAP, be included under shareholders' equity on a consolidated balance sheet of such person as at such date, less (x) any amounts attributable to Redeemable Stock and (y) any amounts attributable to Exchangeable Stock.

     "Debt" of any person means, without duplication, (i) the principal of and premium (if any) in respect of (A) indebtedness of such person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such person is responsible or liable; (ii) all Capital Lease Obligations of such person; (iii) all obligations of such person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such person and all obligations of such person under any title retention agreement (but excluding trade accounts payable and other accrued current liabilities arising in the ordinary course of business); (iv) all obligations of such person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (i) through (iii) above) entered into in the ordinary course of business of such person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such person of a demand for reimbursement following payment on the letter of credit); (v) the amount of all obligations of such person with respect to the redemption, repayment (including liquidation preference) or other repurchase of any Redeemable Stock (but excluding in each case any accrued dividends); (vi) all obligations of the type referred to in clauses (i) through (v) of other persons and all dividends of other persons for the payment of which, in either case, such person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including guarantees of such obligations and dividends; and (vii) all obligations of the type referred to in clauses (i) through (vi) of other persons secured by any Lien on any property or asset of such person (whether or not such obligation is assumed by such person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured.

     "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Exchangeable Stock" means any Capital Stock of a person which by its terms or otherwise is required to be exchanged or converted or is exchangeable or convertible at the option of the holder into another security (other than Capital Stock of such person which is neither Exchangeable Stock nor Redeemable Stock).

     "Generally Accepted Accounting Principles" or "GAAP" means generally accepted accounting principles in the United States, as in effect from time to time.

     "guarantee" means any obligation, contingent or otherwise, of any person directly or indirectly guaranteeing any Debt or other obligation of any other person and any obligation, direct or indirect, contingent or otherwise, of such person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation of such other person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "guarantee" will not include endorsements for collection or deposit in the ordinary course of business. The term "guarantee" used as a verb has a corresponding meaning.


     "Investment" in any person means any loan or advance to, any net payment on a guarantee of, any acquisition of Capital Stock, equity interest, obligation or other security of, or capital contribution or other investment in, such person. Investments shall exclude advances to customers and suppliers in the ordinary course of business. The term "Invest" used as a verb has a corresponding meaning. For purposes of the definitions of "Non-Recourse Subsidiary," "Unrestricted Subsidiary" and "Restricted Payment" and for purposes of the "Limitation on Restricted Payments" covenant, any property transferred to a Non-Recourse Subsidiary or an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of

Directors of the Issuer (or of Products Corporation in the case of a Non-Recourse Subsidiary), and if such property so transferred (including in a series of related transactions) has a fair market value, as so determined by such Board of Directors, in excess of $10 million, such determination shall be confirmed by an independent appraiser.

     "issue" means issue, assume, guarantee, incur or otherwise become liable for. The term "issuance" or "issued" has a corresponding meaning.

     "Issue Date" means the date of original issue of the New Notes.

     "Issuer" means the party named as such in the Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained therein and required by the TIA, each other obligor on the indenture securities.


     "Keepwell Agreement" means that certain keepwell agreement between the Issuer and GSB Investments Corp.


     "Legal Holiday" means a Saturday, a Sunday, or a day on which banking institutions are not required to be open in the State of New York.

     "Lien" means any mortgage, pledge, security interest, conditional sale or other title retention agreement or other similar lien.

     "Mafco Holdings" means Mafco Holdings Inc., a Delaware corporation, and its successors.

     "Merger" means the merger of REV Guarantor with and into the Issuer.

     "Net Cash Proceeds," with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or estimated in good faith to be payable as a result thereof.

     "Non-Convertible Capital Stock" means, with respect to any corporation, any non-convertible Capital Stock of such corporation and any Capital Stock of such corporation convertible solely into non-convertible common stock of such corporation; provided, however, that Non-Convertible Capital Stock will not include any Redeemable Stock or Exchangeable Stock.

     "Non-Recourse Debt" means Debt or that portion of Debt (i) as to which neither Products Corporation nor its Subsidiaries (other than a Non-Recourse Subsidiary) (A) provide credit support (including any undertaking, agreement or instrument which would constitute Debt), (B) is directly or indirectly liable or (C) constitute the lender and (ii) no default with respect to which (including any rights which the holders thereof may have to take enforcement action against the assets of a Non-Recourse Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Debt of Products Corporation or its Subsidiaries (other than Non-Recourse Subsidiaries) to declare a default on such other Debt or cause the payment thereof to be accelerated or payable prior to its Stated Maturity.

     "Non-Recourse Subsidiary" means a Subsidiary of Products Corporation (i) which has been designated as such by Products Corporation, (ii) which has no Debt other than Non-Recourse Debt and (iii) which is in the same line of business as Products Corporation and its Wholly Owned Recourse Subsidiaries existing on the Issue Date or in businesses reasonably related thereto.

     "Obligations" means (a) the full and punctual payment of principal of and interest on the New Notes when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Issuer under the Indenture and the New Notes and (b) the full and punctual performance of all other obligations of the Issuer under the Indenture and the New Notes.

     "Officer" means the Chairman of the Board, the President, any Vice President, the Treasurer, an Assistant Treasurer or the Secretary or an Assistant Secretary of the Issuer.

     "Officers' Certificate" means a certificate signed by the Chairman of the Board, Vice Chairman, the President or a Vice President (regardless of Vice Presidential designation), and by the Treasurer, an Assistant Treasurer, Secretary or an Assistant Secretary, of the Issuer, and delivered to the Trustee. The principal executive, financial or accounting officer of the Issuer will be one of the Officers signing an Officers' Certificate given pursuant to the requirement for a Compliance Certificate as described in the last paragraph under "Defaults" above.

     "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer (or its parent or one of its Subsidiaries) or the Trustee.

     "Permitted Affiliate" means any individual that is a director or officer of the Issuer, of REV Guarantor, of Revlon, Inc., of a Subsidiary of Revlon, Inc. or of an Unrestricted Affiliate; provided, however, that such individual is not also a director or officer of Mafco Holdings or any person that controls Mafco Holdings.

     "Permitted Transactions" means any transaction or series of similar transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service) between the Issuer, REV Guarantor, Revlon, Inc., Products Corporation or any Subsidiary of Products Corporation, on the one hand, and any Affiliate of the Issuer or any legal or beneficial owner of 10% or more of the voting power of Voting Stock of the Issuer or an Affiliate of any such owner, on the other hand, existing on, or pursuant to an agreement in effect on, the Issue Date and disclosed in a schedule to the Indenture and any amendments thereto which do not adversely affect the rights of the holders of the New Notes and any Tax Sharing Agreement.

     "person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

     "Preferred Stock," as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

     "principal" of a New Note as of any date means the principal of the New Note as of such date.

     "Products Corporation Indentures" means the Senior Notes Indenture, dated as of February 1, 1998, the Senior Subordinated Notes Indenture dated as of February 1, 1998, and the Indenture dated as of November 6, 1998, each between Products Corporation and the trustee thereunder, and in each case as in effect on the Issue Date; provided, however, for purposes of interpreting provisions of the Indenture that refer to the Products Corporation Indentures, the provisions of the Products Corporation Indentures (but not the Debt issued thereunder) will be deemed to be in effect whether or not such Indentures have been discharged.

     "Redeemable Stock" means any Capital Stock that by its terms or otherwise is required to be redeemed on or prior to the first anniversary of the Stated Maturity of the New Notes or is redeemable at the option of the holder thereof at any time on or prior to the first anniversary of the Stated Maturity of the New Notes.

     "Refinance" means, in respect of any Debt, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue Debt in exchange or replacement for, such Debt. "Refinanced" and "Refinancing" shall have correlative meanings.

     "Refinancing Costs" means, with respect to any Debt or Preferred Stock being Refinanced, any premium actually paid thereon and reasonable costs and expenses, including underwriting discounts, in connection with such Refinancing; provided, that if any Debt issued in connection with such a Refinancing is issued at a discount, Refinancing Costs shall be an amount equal to the accreted value (as of the Stated Maturity of the Debt being Refinanced) of the portion of such Debt used to pay such premiums, costs and expenses.

     "Restricted Payment" means, as to any person making a Restricted Payment,
(i) any dividend or any distribution on or in respect of the Capital Stock of such person (including any payment in connection with any merger or consolidation involving such person) or to the holders of the Capital Stock of such person (except dividends or distributions payable solely in the Non-Convertible Capital Stock of such person or in options, warrants or other rights to purchase the Non-Convertible Capital Stock of such person), (ii) any purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Issuer or of any direct or indirect parent of the Issuer or (iii) any Investment in (A) any Affiliate of the Issuer other than a Subsidiary of the Issuer and other than an Affiliate of the Issuer which will become a Subsidiary of the Issuer as a result of any such Investment, or (B) a Non-Recourse Subsidiary or (C) an Unrestricted Subsidiary.

     "Revlon, Inc. Nonpledged Shares" means the Capital Stock of Revlon, Inc. that does not constitute Revlon, Inc. Collateral.

     "Secured Non-Recourse Guarantee" means any Guarantee by the Issuer or an Unrestricted Subsidiary of obligations of any other Person in respect of which Guarantee the holders thereof have no recourse to any assets of the Issuer or its Subsidiaries, other than Unrestricted Assets.


     "Significant Subsidiary" means (i) any Subsidiary (other than a Non-Recourse Subsidiary and other than an Unrestricted Subsidiary) of the Issuer which at the time of determination either (A) had assets which, as of the date of Products Corporation's most recent quarterly consolidated balance sheet, constituted at least 5% of Products Corporation's total assets on a consolidated basis as of such date, in each case determined in accordance with generally accepted accounting principles, or (B) had revenues for the 12-month period ending on the date of Products Corporation's most recent quarterly consolidated statement of income which constituted at least 5% of Products Corporation's total revenues on a consolidated basis for such period, or (ii) any Subsidiary of the Issuer (other than a Non-Recourse Subsidiary and other than an Unrestricted Subsidiary) which, if merged with all Defaulting Subsidiaries (as defined below) of the Issuer, would at the time of determination either (A) have had assets which, as of the date of Products Corporation's most recent quarterly consolidated balance sheet, would have constituted at least 10% of Products Corporation's total assets on a consolidated basis as of such date or (B) have had revenues for the 12-month period ending on the date of Products Corporation's most recent quarterly consolidated statement of income which would have constituted at least 10% of Products Corporation's total revenues on a consolidated basis for such period (each such determination being made in accordance with generally accepted accounting principles). "Defaulting Subsidiary" means any Subsidiary of the Issuer (other than a Non-Recourse Subsidiary and other than an Unrestricted Subsidiary) with respect to which an event described under clause (vi), (vii) or (viii) of "Defaults" above has occurred and is continuing.


     "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency).

     "Subsidiary" means, with respect to any person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned, directly or indirectly, by (i) such person, (ii) such person and one or more Subsidiaries of such person or (iii) one or more Subsidiaries of such person.

     "Tax Sharing Agreements" means (i) that certain agreement dated June 24, 1992, as amended, among Revlon Holdings, Inc., Products Corporation, certain of its Subsidiaries, Revlon, Inc. and Mafco Holdings and (ii) any other tax allocation agreement between the Issuer or any of its Subsidiaries with the Issuer, Revlon, Inc., Products Corporation or any direct or indirect shareholder of the Issuer with respect to consolidated or combined tax returns including the Issuer or any of its Subsidiaries but only to the extent that amounts payable from time to time by the Issuer or any such Subsidiary under any such agreement do not exceed the corresponding tax payments that the Issuer or such Subsidiary would have been required to make to any relevant taxing authority had the Issuer or such Subsidiary not joined in such consolidated or combined returns, but instead had filed returns including only the Issuer or its Subsidiaries (provided that any such agreement may provide that, if the Issuer or any such Subsidiary ceases to be a member of the affiliated group of corporations of which Mafco Holdings is the common parent for purposes of filing a consolidated federal income tax return (such cessation, a "Deconsolidation Event"), then the Issuer or such Subsidiary will indemnify such direct or indirect shareholder with respect to any federal, state or local income, franchise or other tax liability (including any related interest, additions or penalties) imposed on such shareholder as the result of an audit or other adjustment with respect to any period prior to such Deconsolidation Event that is attributable to the Issuer, such Subsidiary or any predecessor business thereof (computed as if the Issuer, such Subsidiary or such predecessor business, as the case may be, were a stand-alone entity that filed separate tax returns as an independent corporation), but only to the extent that any such tax liability exceeds any liability for taxes recorded on the books of the Issuer or such Subsidiary with respect to any such period).

     "Trustee" means the party named as such in the Indenture until a successor replaces it and, thereafter, means the successor.

     "Trust Officer" means any officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

     "Uniform Commercial Code" means the New York Uniform Commercial Code as in effect from time to time.


     "Unrestricted Affiliate" means a person (other than a Subsidiary of the Issuer) controlled (as defined in the definition of an "Affiliate") by the Issuer, in which no Affiliate of the Issuer (other than (v) Revlon, Inc., (w) a wholly-owned Subsidiary of the Issuer, REV Guarantor or Revlon, Inc, (x) a Wholly Owned Recourse Subsidiary of Products Corporation, (y) a Permitted Affiliate and (z) another Unrestricted Affiliate) has an Investment.


     "Unrestricted Assets" means (i) the Revlon, Inc. Nonpledged Shares, (ii) Capital Stock of Unrestricted Subsidiaries and (iii) all dividends, cash and other property and proceeds (including proceeds of sale) from time to time received, receivable or otherwise distributed in respect of or in exchange for any of the foregoing.

     "Unrestricted Subsidiary" means a Subsidiary of the Issuer, other than REV Guarantor or Revlon, Inc. or any of its Subsidiaries, which (i) is acquired or organized by the Issuer or any other Unrestricted Subsidiary (or any combination of the foregoing), (ii) is capitalized only with Unrestricted Assets and (iii) does not have any Debt (A) which is held by the Issuer, (B) as to which the Issuer or any of its Subsidiaries (other than an Unrestricted Subsidiary) have provided credit support (other than any Secured Non-Recourse Guarantee) or (C) any default as to which would permit any holder (whether upon notice, after lapse of time or both) of any Debt of the Issuer or any of its Subsidiaries (other than an Unrestricted Subsidiary) to declare a default on such Debt or to cause the payment thereof to be accelerated prior to its Stated Maturity.

     "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

     "Voting Stock" of a corporation means all classes of Capital Stock of such corporation then outstanding and normally entitled to vote in the election of directors.

     "Wholly Owned Recourse Subsidiary" means a Subsidiary of Products Corporation (other than a Non-Recourse Subsidiary) all the Capital Stock of which (other than directors' qualifying shares) is owned by (i) Products Corporation, (ii) Products Corporation and one or more Wholly Owned Recourse Subsidiaries or (iii) one or more Wholly Owned Recourse Subsidiaries.

     "Withdrawn Collateral" means any Withdrawn Shares, together with any cash, instruments or other Collateral which are released from the Lien of the Indenture.

     "Withdrawn Shares" means any Pledged Shares which are released from the Lien of the Indenture as provided under "Collateral" above.


                         BOOK-ENTRY; DELIVERY AND FORM

     Except as set forth below, the New Notes will initially be issued in the form of one or more registered Notes in global form without coupons (each a "Global Note"). Each Global Note will be deposited with, or on behalf of, DTC and registered in the name of Cede & Co., as nominee of DTC, or will remain in the custody of the Trustee pursuant to the FAST Balance Certificate Agreement between DTC and the Trustee.

     DTC has advised the Issuer that it is (i) a limited purpose trust company organized under the laws of the State of New York, (ii) a member of the Federal Reserve System, (iii) a "clearing corporation" within the meaning of the Uniform Commercial Code, as amended, and (iv) a "Clearing Agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations (collectively, the "Participants") and facilitates the clearance and settlement of securities transactions between Participants through electronic book-entry changes to the accounts of its Participants, thereby eliminating the need for physical transfer and delivery of certificates. DTC's Participants include securities brokers and dealers (including the Initial Purchasers), banks and trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, the "Indirect Participants") that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. Holders who are not Participants may beneficially own securities held by or on behalf of the Depository only through Participants or Indirect Participants.

     The Issuer expects that pursuant to procedures established by DTC (i) upon deposit of the Global Notes, DTC will credit the accounts of Participants designated by the Initial Purchasers with an interest in the Global Note and
(ii) ownership of the New Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the interest of Participants), the Participants and the Indirect Participants. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own and that security interest in negotiable instruments can only be perfected by delivery of certificates representing the instruments. Consequently, the ability to transfer Notes or to pledge the New Notes as collateral will be limited to such extent.

     So long as DTC or its nominee is the registered owner of a Global Note, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the New Notes represented by the Global Note for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a Global Note will not be entitled to have Notes represented by such Global Note registered in their names, will not receive or be entitled to receive physical delivery of certificated securities (the "Certificated Securities"), and will not be considered the owners or Holders thereof under the Indenture for any purpose, including with respect to giving of any directions, instruction or approval to the Trustee thereunder. As a result, the ability of a person having a beneficial interest in Notes represented by a Global Note to pledge or transfer such interest to persons or entities that do not participate in DTC's system or to otherwise take action with respect to such interest, may be affected by the lack of a physical certificate evidencing such interest.

     Accordingly, each holder owning a beneficial interest in a Global Note must rely on the procedures of DTC and, if such holder is not a Participant or an Indirect Participant, on the procedures of the Participant through which such holder owns its interest, to exercise any rights of a holder of New Notes under the Indenture or such Global Note. The Issuer understands that under existing industry practice, in the event the Issuer requests any action of holders of New Notes or a holder that is an owner of a beneficial interest in a Global Note desires to take any action that DTC, as the holder of such Global Note, is entitled to take, DTC would authorize the Participants to take such action and the Participant would authorize holders owning through such Participants to take such action or would otherwise act upon the instruction of such holders. Neither the Issuer nor the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of New Notes by DTC, or for maintaining, supervising or reviewing any records of DTC relating to such New Notes.

     Payments with respect to the principal of, premium, if any, and interest on, any New Notes represented by a Global Note registered in the name of DTC or its nominee on the applicable record date will be payable by the Trustee to or at the direction of DTC or its nominee in its capacity as the registered holder of the Global Note representing such New Notes under the Indenture. Under the terms of the Indenture, the Issuer and the Trustee may treat the persons in whose names the New Notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving such payment and for any and all other purposes whatsoever. Consequently, neither the Issuer nor the Trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of interest in the Global Note (including principal, premium, if any, and interest), or to immediately credit the accounts of the relevant Participants with such payment, in amounts proportionate to their respective holdings in principal amount of beneficial interest in the Global Note as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of interests in the Global Note will be governed by standing instructions and customary practice and will be the responsibility of the Participants or the Indirect Participants and DTC.


CERTIFICATED SECURITIES

     If (i) the Issuer notifies the Trustee in writing that DTC is no longer willing or able to act as a depository or DTC ceases to be registered as a clearing agency under the Exchange Act and the Issuer is unable to locate a qualified successor within 90 days, (ii) the Issuer, at its option, notifies the Trustee in writing that it elects to cause the issuance of New Notes in definitive form under the Indenture or (iii) upon the occurrence of certain other events, then, upon surrender by DTC of its Global Notes, Certificated Securities will be issued to each person that DTC identifies as the beneficial owner of the New Notes represented by the Global Notes. Upon any such issuance, the Trustee is required to register such Certificated Securities in the name of such person or persons (or the nominee of any thereof), and cause the same to be delivered thereto.

     Neither the Issuer nor the Trustee shall be liable for any delay by DTC or any Participant or Indirect Participant in identifying the beneficial owners of the related Notes and each such person may conclusively rely on, and shall be protected in relying on, instructions from DTC for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of the New Notes to be issued).


                 CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES


     The following is a general discussion of certain anticipated U.S. federal income tax consequences to holders whose old notes are tendered and accepted in the exchange offer. Because the law with respect to certain federal income tax consequences of the exchange offer is uncertain and no ruling has been or will be requested from the Internal Revenue Service (the "Service") on any tax matter concerning the exchange offer, no assurances can be given that the Service or a court considering these issues would agree with the positions or conclusions discussed below.


     This summary is based on laws, regulations, rulings and decisions now in effect, all of which are subject to change (which change could apply retroactively). This summary does not discuss all aspects of federal income taxation that may be relevant to a particular investor or to certain types of investors that may be subject to special tax rules (such as banks, tax-exempt entities, insurance companies, S Corporations, dealers in securities or currencies, traders in securities electing to mark to market, persons that will hold the new notes as a position in a "straddle" or conversion transaction, or as part of a "synthetic security" or other integrated financial transaction, persons that have a "functional currency" other than the U.S. dollar). The discussion is limited to exchanging holders who are citizens or residents of the United States or domestic corporations or that otherwise are subject to U.S. federal income taxation on a net income basis with respect to the old notes and who have held the old notes as "capital assets" within the meaning of section 1221 of the Internal Revenue Code of 1986 as amended (the "Code").

     HOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE CONSEQUENCES TO THEM OF THE EXCHANGE, INCLUDING THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS.


TAX CONSEQUENCES TO EXCHANGING HOLDERS


     General. The exchange of the old notes for the new notes will qualify as a tax-free recapitalization under Section 368(a)(1)(E) of the Code with the result that, except as discussed below, (i) no gain or loss will be recognized by an exchanging holder, (ii) the new notes will have an initial tax basis in the hands of the exchanging holder equal to the tax basis of the old notes exchanged therefor, and (iii) the new notes will have a holding period that includes the period during which the exchanging holder held the old notes.


     Market Discount. Market discount rules will apply to any new notes received by an exchanging holder who acquired its old notes subsequent to their original issuance at a price lower (by more than a de minimis amount) than the stated redemption price at maturity of such old notes. A new note that is exchanged for an old note with market discount will continue to accrue market discount over its term.

     Holders exchanging market discount old notes pursuant to the exchange offer will not recognize any gain or loss upon the exchange with respect to accrued market discount. Any gain recognized by the holder on the disposition of new notes received in exchange for old notes having market discount will generally be treated as ordinary income to the extent of the market discount accrued while held by such holder. A holder of a debt instrument acquired at a market discount must include market discount in gross income as such market discount accrues on a straight-line basis unless such holder elects to use a constant interest rate basis. A holder may elect to include market discount in income currently. This current inclusion election, once made, applies to all market discount obligations acquired on or after the first day of the first taxable year in which the election applies and may not be revoked without the consent of the Service. Unless the holder elects to include market discount in income on a current basis, as described above, the holder could be required to defer the deduction of a portion of the interest paid on any indebtedness incurred or maintained to purchase or carry market discount old notes.

     Acquisition Premium. If the tax basis of a holder in a new note exceeds the issue price of such new note but is not more than the principal amount of such new note, the full daily portions of original issue discount will still be reported for each holder of such new note for information reporting purposes, but the exchanging holder will reduce each daily portion of original issue discount includible in the holder's gross income by a constant fraction calculated so as to cause the full amount of such excess to be amortized over the life of such new note.

     Sale or Exchange of New Notes. In general, subject to the rules discussed above under "Market Discount," and except in certain circumstances in the case of a redemption where a holder's percentage stock interest is not meaningfully reduced, the sale, exchange or redemption of the new notes will result in capital gain or loss equal to the difference between the amount realized and the exchanging holder's adjusted tax basis in the new notes immediately before such sale, exchange or redemption (which will reflect any original issue discount and market discount previously included in income).

     Backup Withholding. Under the backup withholding rules, interest and dividends otherwise payable to a holder of new notes and the proceeds from any disposition of such property may be subject to backup withholding at the rate of 31% unless the exchanging holder (i) is a corporation or comes within certain other exempt categories and, demonstrates that fact when required, or (ii) provides a correct taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules.



                        TAX CONSEQUENCES TO REV HOLDINGS


     REV Holdings would realize income from the discharge of indebtedness as a result of the acquisition of the old notes by affiliates of REV Holdings if such old notes were contributed to REV Holdings. Such discharge of indebtedness income would be excluded from the gross income of REV Holdings in an amount by which REV Holdings' liabilities exceed the fair market value of its assets (the "Excess Amount"). The amount so excluded from gross income would be applied to reduce tax attributes such as the net operating losses, capital loss carryovers, certain tax credits and basis in the property of REV Holdings. Before the discharge of indebtedness income is applied to reduce tax attributes, however, tax attributes such as REV Holdings' net operating loss carryover can be applied to offset any discharge of indebtedness income realized by REV Holdings in excess of the Excess Amount. It is anticipated that REV Holdings' net operating losses will be used to absorb any discharge of indebtedness income in excess of the Excess Amount.



                                 LEGAL MATTERS


     Certain legal matters with respect to the validity of the issuance of the new notes will be passed upon for REV Holdings by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. Skadden, Arps, Slate, Meagher & Flom LLP has acted as counsel for REV Holdings in connection with the exchange offer. Skadden, Arps, Slate, Meagher & Flom LLP has from time to time represented, and may continue to represent, MacAndrews & Forbes and certain of its affiliates (including REV Holdings, Revlon, Inc. and Products Corporation) in connection with certain legal matters.


                                    EXPERTS


     Our consolidated financial statements and the related financial statement schedule, as of December 31, 1999 and 1998, and for each of the years in the three-year period ended December 31, 1999, have been incorporated by reference herein and in the Registration Statement in reliance upon the reports of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Manually signed copies of the Letter of Transmittal will be accepted. The Letter of Transmittal and any other required documents should be sent or delivered by each noteholder or such noteholder's broker, dealer commercial bank or other nominee to the Exchange Agent at one of the addresses set forth below.



                 The Exchange Agent for the Exchange Offer is:



                              THE BANK OF NEW YORK



     By Registered or Certified Mail:              By Hand and Overnight Courier:
            The Bank of New York                        The Bank of New York
            101 Barclay Street, 7E      101 Barclay Street, Corporate Trust Services Window
          New York, New York 10286                    New York, New York 10286
       Attention: Carolle Montreuil                 Attention: Carolle Montreuil
         Reorganization Department                   Reorganization Department
             By Facsimile:                    Confirm by Telephone or for Information:
             (212) 815-6339                                (212) 815-5920



Questions and requests for assistance or for additional copies of this Exchange Offer, the Letter of Transmittal and the Notice of Guaranteed Delivery may be directed to the Information Agent at the telephone number and address listed below. You may also contact our broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.




                The Information Agent for the Exchange Offer is:


[GRAPHIC OMITTED]


                                   MacKenzie
                                 Partners, Inc.

                                156 Fifth Avenue
                            New York, New York 10010
                         (212) 929-5500 (Call Collect)
                                       or
                           (800) 322-2885 (Toll Free)

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS


     Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Corporation Law") empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was unlawful. A Delaware corporation may indemnify officers and directors against expenses (including attorneys' fees) in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.


     The by-laws of the Registrants allow the Registrants to maintain director and officer liability insurance on behalf of any person who is or was a director or officer of such Registrant or such person who serves or served as a director, officer, employee or agent, of another corporation, partnership or other enterprise at the request of such Registrant. The by-laws of the Registrants provide for indemnification of the officers and directors of such Registrant to the fullest extent permitted by applicable law.


     Pursuant to Section 102(b)(7) of the Delaware Corporation Law, the certificates of incorporation of the Registrants provide that no director of any Registrant shall be personally liable to such Registrant or its shareholders for monetary damages for any breach of his fiduciary duty as a director; provided, however, that such clause shall not apply to any liability of a director (1) for any breach of the Director's duty of loyalty to the Registrant or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (3) pursuant to Section 174 of the Delaware Corporation Law, or (4) for any transaction from which the director derived an improper personal benefit.


ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES


     (a) Exhibits:




 EXHIBIT NO.                                        DESCRIPTION
------------- ---------------------------------------------------------------------------------------
   4.         INSTRUMENTS DEFINING THE RIGHTS OF SECURITY HOLDERS, INCLUDING INDENTURES.
  4.1         Indenture, dated as of February 1, 1998, between Revlon Escrow and U.S. Bank Trust
              National Association (formerly known as First Trust National Association), as Trustee, relating to the 81/8% Senior Notes due 2006 (the "81/8% Senior Notes Indenture").
              (Incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-1 of
              Products Corporation filed with the Commission on March 12, 1998, File No. 333-47875)
              (the "Products Corporation 1998 Form S-1")).

 EXHIBIT NO.                                          DESCRIPTION
------------- -------------------------------------------------------------------------------------------
    4.2       Indenture, dated as of February 1, 1998, between Revlon Escrow and U.S. Bank Trust
              National Association (formerly known as First Trust National Association), as Trustee, relating to the 85/8% Senior Notes Due 2006 (the "85/8% Senior Subordinated Notes
              Indenture"). (Incorporated by reference to Exhibit 4.3 to the Products Corporation 1998
              Form S-1).
    4.3       First Supplemental Indenture, dated April 1, 1998, among Products Corporation, Revlon
              Escrow, and the Trustee, amending the 81/8% Senior Notes Indenture. (Incorporated by reference to Exhibit 4.2 to the Products Corporation 1998 Form S-1).
    4.4       First Supplemental Indenture, dated March 4, 1998, among Products Corporation, Revlon
              Escrow, and the Trustee, amending the 85/8% Senior Subordinated Notes Indenture.
              (Incorporated by reference to Exhibit 4.4 to the Products Corporation 1998 Form S-1).
    4.5       Indenture, dated as of November 6, 1998, between Products Corporation and U.S. Bank
              Trust National Association, as Trustee, relating to Products Corporation's 9% Senior Notes due 2006. (Incorporated by reference to Exhibit 4.13 to the Quarterly Report on Form
              10-Q for the quarterly period ended September 30, 1998 of Revlon, Inc. (the "Revlon
              1998 Third Quarter Form 10-Q")).
    4.6       Amended and Restated Credit Agreement, dated as of May 30, 1997, among Products
              Corporation, The Chase Manhattan Bank, Citibank N.A., Lehman Commercial Paper
              Inc., Chase Securities Inc. and the lenders party thereto (the "Credit Agreement").
              (Incorporated by reference to Exhibit 4.23 to Amendment No. 2 to the Registration
              Statement on Form S-1 of Revlon Worldwide (Parent) Corporation, filed with the
              Commission on June 26,1997, File No. 33-23451).
    4.7       First Amendment, dated as of January 29, 1998, to the Credit Agreement. (Incorporated
              by reference to Exhibit 4.8 to the Annual Report on Form 10-K for the year ended
              December 31, 1997 of Revlon, Inc. (the "Revlon 1997 10-K")).
    4.8       Second Amendment, dated as of November 6, 1998, to the Credit Agreement.
              (Incorporated by reference to Exhibit 4.12 to the Revlon 1998 Third Quarter Form 10-Q).
    4.9       Third Amendment, dated as of December 23, 1998, to the Credit Agreement.
              (Incorporated by reference to Exhibit 4.12 to Amendment No. 1 to the Products
              Corporation 1998 Form S-4 as filed with the Commission on January 22, 1999, File No.
               33-69213).
    4.10      Fourth Amendment, dated as of November 10, 1999, to the Credit Agreement.
              (Incorporated by reference to Exhibit 4.12 to the Quarterly Report on Form 10-Q for the
              quarterly period ended September 30, 1999 of Revlon, Inc. (the "Revlon 1999 Third
              Quarter Form 10-Q")).
    4.11      Indenture, dated as of March 1, 1997, between REV Holdings (formerly Revlon
              Worldwide (Parent) Corporation) and The Bank of New York, as Trustee, relating to the
              Senior Secured Discount Notes due 2001 and the Series B Senior Secured Discount Notes
              due 2001. (Incorporated by reference to Exhibit 4.1 to the Worldwide 1997 Form S-1).
    4.12      Fifth Amendment, dated as of March 6, 2000, to the Credit Agreement. (Incorporated by
              reference to Exhibit 10.20 to the Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2000 of Revlon, Inc. (the "Revlon, Inc. March 31, 2000 Form 10-Q")).
    4.13      Sixth Amendment, dated as of September 8, 2000, to the Credit Agreement.
              (Incorporated by reference to Exhibit 10.24 to the Revlon, Inc. March 31, 2000 Form
              10-Q).
   *4.14      Form of Seventh Amendment, dated as of January 29, 2001, to the Credit Agreement.

  EXHIBIT NO.                                           DESCRIPTION
--------------- ------------------------------------------------------------------------------------------
      *4.15     Form of Indenture between REV Holdings and Wilmington Trust Company, as Trustee,
                relating to the 12% Senior Secured Notes due 2004.
      *5.1      Opinion of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to the Registrant.
      10.       MATERIAL CONTRACTS.
      10.1      Asset Transfer Agreement, dated as of June 24, 1992, among Revlon Holdings Inc.
                ("Holdings"), National Health Care Group, Inc., Charles of the Ritz Group Ltd., Products
                Corporation and Revlon, Inc. (Incorporated by reference to Exhibit 10.1 to Amendment
                No. 1 to the Revlon, Inc. Registration Statement on Form S-1 filed with Commission on
                June 29, 1992, File No. 33-47100 (the "Revlon 1992 Amendment No. 1")).
      10.2      Tax Sharing Agreement, dated as of June 24, 1992, among Mafco Holdings, Revlon, Inc.,
                Products Corporation and certain subsidiaries of Products Corporation (the "Tax Sharing
                Agreement"). (Incorporated by reference to Exhibit 10.5 to the Revlon 1992 Amendment
                No. 1).
      10.3      First Amendment, dated as of February 28, 1995, to the Tax Sharing Agreement.
                (Incorporated by reference to Exhibit 10.5 to the Annual Report on Form 10-K for the
                year ended December 31, 1994 of Products Corporation).
      10.4      Second Amendment, dated as of January 1, 1997, to the Tax Sharing Agreement.
                (Incorporated by reference to Exhibit 10.7 to the Annual Report on Form 10-K for the
                year ended December 31, 1996 of Revlon, Inc. (the "Revlon 1996 10-K")).
     *10.5      Third Amendment, dated as of January 1, 2001, to the Tax Sharing Agreement.
      10.6      Second Amended and Restated Operating Services Agreement by and among Holdings,
                Revlon, Inc. and Products Corporation, as of January 1, 1996 (the "Operating Services
                Agreement"). (Incorporated by reference to Exhibit 10.8 to the Revlon 1996 10-K).
      10.7      Amendment to the Operating Services Agreement, dated as of July 1, 1997. (Incorporated by reference to Exhibit 10.10 to the Revlon 1997 10-K).
      10.8      Employment Agreement dated as of November 2, 1999 between Products Corporation and Jeffrey M. Nugent. (Incorporated by reference to Exhibit 10.10 to the Annual Report on Form 10-K for the year ended December 31, 1999 of Revlon, Inc. (the "Revlon 1999
                10-K")).
      10.9      Amended and Restated Revlon Pension Equalization Plan, amended and restated as of
                December 14, 1998. (Incorporated by reference to Exhibit 10.15 to the Annual Report on
                Form 10-K for year ended December 31, 1998 of Revlon, Inc.).
      10.10     Executive Supplemental Medical Expense Plan Summary dated July 1991. (Incorporated by reference to Exhibit 10.18 to the Registration Statement on Form S-1 of Revlon, Inc.
                filed with the Commission on May 22, 1992, File No. 33-47100 (the "Revlon 1992 Form
                S-1")).
      10.11     Description of Post Retirement Life Insurance Program for Key Executives. (Incorporated
                by reference to Exhibit 10.19 to the Revlon 1992 Form S-1).
      10.12     Benefit Plans Assumption Agreement dated as of July 1, 1992, by and among Holdings,
                Revlon, Inc. and Products Corporation. (Incorporated by reference to Exhibit 10.25 to the
                Products Corporation 1992 10-K).
      10.13     Revlon Amended and Restated Executive Deferred Compensation Plan dated as of
                August 6, 1999. (Incorporated by reference to Exhibit 10.27 to the Revlon 1999 Third
                Quarter Form 10-Q).

 EXHIBIT NO.                                          DESCRIPTION
------------- ------------------------------------------------------------------------------------------
 10.14        Revlon Executive Severance Policy effective January 1, 1996. (Incorporated by reference to Exhibit 10.23 to the Amendment No. 3 to the Registration Statement on Form S-1 of
              Revlon, Inc. filed with the Commission on February 5, 1996, File No. 33-99558).
 10.15        Revlon, Inc. Second Amended and Restated 1996 Stock Plan (Amended and Restated as
              of February 12, 1999). (Incorporated by reference to Exhibit 4.1 to the Registration
              Statement on Form S-8 of Revlon, Inc. filed with the Commission on April 14, 1999, File
              No. 333-76267).
 10.16        Purchase Agreement dated as of February 18, 2000 by and among Revlon, Inc., Products
              Corporation, REMEA 2 B.V., Revlon Europe, Middle East and Africa, Ltd., Revlon
              International Corporation, Europeenne de Produits de Beaute S.A., Deutsche Revlon
              GmbH & Co. K.G., Revlon Canada, Inc., Revlon de Argentina, S.A.I.C., Revlon South
              Africa (Proprietary) Limited, Revlon (Suisse) S.A., Revlon Overseas Corporation C.A.,
              CEIL - Comercial, Exportadora, Industrial Ltda., Revlon Manufacturing Ltd., Revlon
              Belgium N.V., Revlon (Chile) S.A., Revlon (Hong Kong) Limited, Revlon, S.A., Revlon
              Nederland B.V., Revlon New Zealand Limited, European Beauty Products S.p.A. and
              Beauty Care Professional Products Luxembourg, S.a.r.l. (Incorporated by reference to
              Exhibit 10.19 to the Revlon 1999 10-K).
 10.17        Tax Sharing Agreement, dated as of March 17, 1993, between Revlon Worldwide
              Corporation and Mafco Holdings. (Incorporated by reference to Exhibit 10.30 to the
              Registration Statement on Form S-1 of Revlon Worldwide Corporation filed with the
              Commission on April 2, 1993, File No. 33-60488 (the "Worldwide 1993 Form S-1")).
 10.18        Indemnity Agreement, dated March 25, 1993, between Revlon Worldwide Corporation and Holdings. (Incorporated by reference to Exhibit 10.32 to the Worldwide 1993 Form
              S-1).
 10.19        Form of Registration Rights Agreement. (Incorporated by reference to Exhibit 10.1 to the
              Annual Report on Form 10-K for the year ended December 31, 1995 of Revlon
              Worldwide Corporation).
 10.20        Senior Executive Supplemental Long-Term Incentive Program. (Incorporated by reference to Exhibit 10.21 to the Revlon, Inc. March 31, 2000 Form 10-Q).
 10.21        Employment Agreement amended and restated as of May 9, 2000 between Products
              Corporation and Douglas Greeff. (Incorporated by reference to Exhibit 10.22 to the
              Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2000 of Revlon,
              Inc. (the "Revlon, Inc. June 30, 2000 Form 10-Q")).
 10.22        Revlon Executive Bonus Plan (Amended and Restated as of March 1, 2000).
              (Incorporated by reference to Exhibit 10.23 to the Revlon, Inc. June 30, 2000 Form 10-Q).
*12.1         Statement regarding the computation of ratio of earnings to fixed charges for the
              Registrant.
 13.1         Form 10-Q of REV Holdings for the Quarter ended September 30, 2000. (Incorporated herein by Reference.)
*23.1         Consent of KPMG LLP.
*23.2         Consent of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to the Registrant
              (included in Exhibit 5.1).
+24.1         Power of Attorney of Ronald O. Perelman.
+24.2         Power of Attorney of Howard Gittis.

   EXHIBIT NO.                                          DESCRIPTION
---------------- ----------------------------------------------------------------------------------------
   +24.3         Power of Attorney of Ronald O. Perelman.
   +24.4         Power of Attorney of Howard Gittis.
   *25.1         Statement of Eligibility and Qualification on Form T-1 of Wilmington Trust Company, as
                 Trustee under the Indenture relating to the Registrant's Senior Secured Notes due 2004.
   *99.1         Form of Letter of Transmittal.
   *99.2         Form of Notice of Guaranteed Delivery.
   *99.3         Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other
                 Nominees.
   *99.4         Form of Letter to Clients.
   *99.5         Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.
   *99.6         Form of Keepwell Agreement between GSB Investments Corp. and REV Holdings Inc.


----------

+ Previously filed.

* Filed herewith.


     (b) Financial Statement Schedules:

     Schedule II -- Valuation and Qualifying Accounts.


ITEM 22. UNDERTAKINGS

     (a) The undersigned Registrants hereby undertake:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2) That, for the purpose of determining any liability under then Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrants hereby undertake:


     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


     (c) The undersigned Registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated by first class mail or equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.


     (d) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, REV Holdings Inc. has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 30, 2001.



                                        REV HOLDINGS INC.


                                        By: /s/ Todd J. Slotkin
                                           ------------------------------------
                                           Name:   Todd J. Slotkin
                                           Title:  Executive Vice President,
                                                    Chief Financial Officer and
                                                   Chief Accounting Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.





           SIGNATURE                            TITLE                         DATE
------------------------------   -----------------------------------   -----------------
               *                 Chairman of the Board, Chief          January 30, 2001
 ---------------------------     Executive Officer and Director
         Ronald O. Perelman      (Principal Executive Officer)

               *
 ---------------------------     Vice Chairman of the Board and        January 30, 2001
         Howard Gittis           Director

        /s/  Todd J. Slotkin     Executive Vice President, Chief       January 30, 2001
 ---------------------------     Financial Officer and Chief
        Todd J. Slotkin          Accounting Officer (Principal
                                 Financial and Accounting Officer)


* Barry F. Schwartz, by signing his name hereto, does hereby execute this Registration Statement on behalf of the directors and officers of the Registrant indicated above by asterisks, pursuant to the Powers of Attorney duly executed by such directors and officers as exhibits to the Registration Statement.


                                        By: /s/ Barry F. Schwartz
                                           ------------------------------------
                                           Barry F. Schwartz
                                           Attorney-in-fact

     Pursuant to the requirements of the Securities Act of 1933, REV Guarantor Corp. has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 30, 2001.



                                        REV Guarantor Corp.


                                        By: /s/ Todd J. Slotkin
                                           ------------------------------------
                                           Name:   Todd J. Slotkin
                                           Title:  Executive Vice President,
                                                   Chief Financial Officer and
                                                   Chief Accounting Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.





           SIGNATURE                            TITLE                         DATE
------------------------------   -----------------------------------   -----------------
               *                 Chairman of the Board, Chief          January 30, 2001
 ---------------------------     Executive Officer and Director
         Ronald O. Perelman      (Principal Executive Officer)

               *
 ---------------------------     Vice Chairman of the Board and        January 30, 2001
         Howard Gittis           Director

        /s/  Todd J. Slotkin     Executive Vice President, Chief       January 30, 2001
 ---------------------------     Financial Officer and Chief
        Todd J. Slotkin          Accounting Officer (Principal
                                 Financial and Accounting Officer)


* Barry F. Schwartz, by signing his name hereto, does hereby execute this Registration Statement on behalf of the directors and officers of the Registrant indicated above by asterisks, pursuant to the Powers of Attorney duly executed by such directors and officers as exhibits to the Registration Statement.


                                        By: /s/ Barry F. Schwartz
                                           ------------------------------------
                                           Barry F. Schwartz
                                           Attorney-in-fact

                                 EXHIBIT INDEX




 EXHIBIT NO.                                          DESCRIPTION
------------- -------------------------------------------------------------------------------------------
  4.          INSTRUMENTS DEFINING THE RIGHTS OF SECURITY HOLDERS, INCLUDING INDENTURES.
  4.1         Indenture, dated as of February 1, 1998, between Revlon Escrow and U.S. Bank Trust
              National Association (formerly known as First Trust National Association), as Trustee, relating to the 81/8% Senior Notes due 2006 (the "81/8% Senior Notes Indenture").
              (Incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-1 of
              Products Corporation filed with the Commission on March 12, 1998, File No. 333-47875)
              (the "Products Corporation 1998 Form S-1")).
  4.2         Indenture, dated as of February 1, 1998, between Revlon Escrow and U.S. Bank Trust
              National Association (formerly known as First Trust National Association), as Trustee, relating to the 85/8% Senior Notes Due 2006 (the "85/8% Senior Subordinated Notes
              Indenture"). (Incorporated by reference to Exhibit 4.3 to the Products Corporation 1998
              Form S-1).
  4.3         First Supplemental Indenture, dated April 1, 1998, among Products Corporation, Revlon
              Escrow, and the Trustee, amending the 81/8% Senior Notes Indenture. (Incorporated by reference to Exhibit 4.2 to the Products Corporation 1998 Form S-1).
  4.4         First Supplemental Indenture, dated March 4, 1998, among Products Corporation, Revlon
              Escrow, and the Trustee, amending the 85/8% Senior Subordinated Notes Indenture.
              (Incorporated by reference to Exhibit 4.4 to the Products Corporation 1998 Form S-1).
  4.5         Indenture, dated as of November 6, 1998, between Products Corporation and U.S. Bank
              Trust National Association, as Trustee, relating to Products Corporation's 9% Senior Notes due 2006. (Incorporated by reference to Exhibit 4.13 to the Quarterly Report on Form
              10-Q for the quarterly period ended September 30, 1998 of Revlon, Inc. (the "Revlon
              1998 Third Quarter Form 10-Q")).
  4.6         Amended and Restated Credit Agreement, dated as of May 30, 1997, among Products
              Corporation, The Chase Manhattan Bank, Citibank N.A., Lehman Commercial Paper
              Inc., Chase Securities Inc. and the lenders party thereto (the "Credit Agreement").
              (Incorporated by reference to Exhibit 4.23 to Amendment No. 2 to the Registration
              Statement on Form S-1 of Revlon Worldwide (Parent) Corporation, filed with the
              Commission on June 26,1997, File No. 33-23451).
  4.7         First Amendment, dated as of January 29, 1998, to the Credit Agreement. (Incorporated
              by reference to Exhibit 4.8 to the Annual Report on Form 10-K for the year ended
              December 31, 1997 of Revlon, Inc. (the "Revlon 1997 10-K")).
  4.8         Second Amendment, dated as of November 6, 1998, to the Credit Agreement.
              (Incorporated by reference to Exhibit 4.12 to the Revlon 1998 Third Quarter Form 10-Q).
  4.9         Third Amendment, dated as of December 23, 1998, to the Credit Agreement.
              (Incorporated by reference to Exhibit 4.12 to Amendment No. 1 to the Products
              Corporation 1998 Form S-4 as filed with the Commission on January 22, 1999, File No.
               33-69213).
  4.10        Fourth Amendment, dated as of November 10, 1999, to the Credit Agreement.
              (Incorporated by reference to Exhibit 4.12 to the Quarterly Report on Form 10-Q for the
              quarterly period ended September 30, 1999 of Revlon, Inc. (the "Revlon 1999 Third
              Quarter Form 10-Q")).

 EXHIBIT NO.                                         DESCRIPTION
------------- -----------------------------------------------------------------------------------------
  4.11        Indenture, dated as of March 1, 1997, between REV Holdings (formerly Revlon
              Worldwide (Parent) Corporation) and The Bank of New York, as Trustee, relating to the
              Senior Secured Discount Notes due 2001 and the Series B Senior Secured Discount Notes
              due 2001. (Incorporated by reference to Exhibit 4.1 to the Worldwide 1997 Form S-1).
  4.12        Fifth Amendment, dated as of March 6, 2000, to the Credit Agreement. (Incorporated by
              reference to Exhibit 10.20 to the Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2000 of Revlon, Inc. (the "Revlon, Inc. March 31, 2000 Form 10-Q")).
  4.13        Sixth Amendment, dated as of September 8, 2000, to the Credit Agreement.
              (Incorporated by reference to Exhibit 10.24 to the Revlon, Inc. March 31, 2000 Form
              10-Q).
 *4.14        Form of Seventh Amendment, dated as of January 29, 2001, to the Credit Agreement.
 *4.15        Form of Indenture between REV Holdings and Wilmington Trust Company, as Trustee,
              relating to the 12% Senior Secured Notes due 2004.
  *5.1        Opinion of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to the Registrant.
  10.         MATERIAL CONTRACTS.
  10.1        Asset Transfer Agreement, dated as of June 24, 1992, among Revlon Holdings Inc.
              ("Holdings"), National Health Care Group, Inc., Charles of the Ritz Group Ltd., Products
              Corporation and Revlon, Inc. (Incorporated by reference to Exhibit 10.1 to Amendment
              No. 1 to the Revlon, Inc. Registration Statement on Form S-1 filed with Commission on
              June 29, 1992, File No. 33-47100 (the "Revlon 1992 Amendment No. 1")).
  10.2        Tax Sharing Agreement, dated as of June 24, 1992, among Mafco Holdings, Revlon, Inc.,
              Products Corporation and certain subsidiaries of Products Corporation (the "Tax Sharing
              Agreement"). (Incorporated by reference to Exhibit 10.5 to the Revlon 1992 Amendment
              No. 1).
  10.3        First Amendment, dated as of February 28, 1995, to the Tax Sharing Agreement.
              (Incorporated by reference to Exhibit 10.5 to the Annual Report on Form 10-K for the
              year ended December 31, 1994 of Products Corporation).
  10.4        Second Amendment, dated as of January 1, 1997, to the Tax Sharing Agreement.
              (Incorporated by reference to Exhibit 10.7 to the Annual Report on Form 10-K for the
              year ended December 31, 1996 of Revlon, Inc. (the "Revlon 1996 10-K")).
 *10.5        Third Amendment, dated as of January 1, 2001, to the Tax Sharing Agreement.
  10.6        Second Amended and Restated Operating Services Agreement by and among Holdings,
              Revlon, Inc. and Products Corporation, as of January 1, 1996 (the "Operating Services
              Agreement"). (Incorporated by reference to Exhibit 10.8 to the Revlon 1996 10-K).
  10.7        Amendment to the Operating Services Agreement, dated as of July 1, 1997. (Incorporated by reference to Exhibit 10.10 to the Revlon 1997 10-K).
  10.8        Employment Agreement dated as of November 2, 1999 between Products Corporation and Jeffrey M. Nugent. (Incorporated by reference to Exhibit 10.10 to the Annual Report on Form 10-K for the year ended December 31, 1999 of Revlon, Inc. (the "Revlon 1999
              10-K")).
  10.9        Amended and Restated Revlon Pension Equalization Plan, amended and restated as of
              December 14, 1998. (Incorporated by reference to Exhibit 10.15 to the Annual Report on
              Form 10-K for year ended December 31, 1998 of Revlon, Inc.).

 EXHIBIT NO.                                          DESCRIPTION
------------- ------------------------------------------------------------------------------------------
  10.10       Executive Supplemental Medical Expense Plan Summary dated July 1991. (Incorporated by reference to Exhibit 10.18 to the Registration Statement on Form S-1 of Revlon, Inc.
              filed with the Commission on May 22, 1992, File No. 33-47100 (the "Revlon 1992 Form
              S-1")).
  10.11       Description of Post Retirement Life Insurance Program for Key Executives. (Incorporated
              by reference to Exhibit 10.19 to the Revlon 1992 Form S-1).
  10.12       Benefit Plans Assumption Agreement dated as of July 1, 1992, by and among Holdings,
              Revlon, Inc. and Products Corporation. (Incorporated by reference to Exhibit 10.25 to the
              Products Corporation 1992 10-K).
  10.13       Revlon Amended and Restated Executive Deferred Compensation Plan dated as of
              August 6, 1999. (Incorporated by reference to Exhibit 10.27 to the Revlon 1999 Third
              Quarter Form 10-Q).
  10.14       Revlon Executive Severance Policy effective January 1, 1996. (Incorporated by reference to Exhibit 10.23 to the Amendment No. 3 to the Registration Statement on Form S-1 of
              Revlon, Inc. filed with the Commission on February 5, 1996, File No. 33-99558).
  10.15       Revlon, Inc. Second Amended and Restated 1996 Stock Plan (Amended and Restated as
              of February 12, 1999). (Incorporated by reference to Exhibit 4.1 to the Registration
              Statement on Form S-8 of Revlon, Inc. filed with the Commission on April 14, 1999, File
              No. 333-76267).
  10.16       Purchase Agreement dated as of February 18, 2000 by and among Revlon, Inc., Products
              Corporation, REMEA 2 B.V., Revlon Europe, Middle East and Africa, Ltd., Revlon
              International Corporation, Europeenne de Produits de Beaute S.A., Deutsche Revlon
              GmbH & Co. K.G., Revlon Canada, Inc., Revlon de Argentina, S.A.I.C., Revlon South
              Africa (Proprietary) Limited, Revlon (Suisse) S.A., Revlon Overseas Corporation C.A.,
              CEIL - Comercial, Exportadora, Industrial Ltda., Revlon Manufacturing Ltd., Revlon
              Belgium N.V., Revlon (Chile) S.A., Revlon (Hong Kong) Limited, Revlon, S.A., Revlon
              Nederland B.V., Revlon New Zealand Limited, European Beauty Products S.p.A. and
              Beauty Care Professional Products Luxembourg, S.a.r.l. (Incorporated by reference to
              Exhibit 10.19 to the Revlon 1999 10-K).
  10.17       Tax Sharing Agreement, dated as of March 17, 1993, between Revlon Worldwide
              Corporation and Mafco Holdings. (Incorporated by reference to Exhibit 10.30 to the
              Registration Statement on Form S-1 of Revlon Worldwide Corporation filed with the
              Commission on April 2, 1993, File No. 33-60488 (the "Worldwide 1993 Form S-1")).
  10.18       Indemnity Agreement, dated March 25, 1993, between Revlon Worldwide Corporation and Holdings. (Incorporated by reference to Exhibit 10.32 to the Worldwide 1993 Form
              S-1).
  10.19       Form of Registration Rights Agreement. (Incorporated by reference to Exhibit 10.1 to the
              Annual Report on Form 10-K for the year ended December 31, 1995 of Revlon
              Worldwide Corporation).
  10.20       Senior Executive Supplemental Long-Term Incentive Program. (Incorporated by reference to Exhibit 10.21 to the Revlon, Inc. March 31, 2000 Form 10-Q).
  10.21       Employment Agreement amended and restated as of May 9, 2000 between Products
              Corporation and Douglas Greeff. (Incorporated by reference to Exhibit 10.22 to the
              Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2000 of Revlon,
              Inc. (the "Revlon, Inc. June 30, 2000 Form 10-Q")).

 EXHIBIT NO.                                          DESCRIPTION
------------- ------------------------------------------------------------------------------------------
 10.22        Revlon Executive Bonus Plan (Amended and Restated as of March 1, 2000).
              (Incorporated by reference to Exhibit 10.23 to the Revlon, Inc. June 30, 2000 Form 10-Q).
*12.1         Statement regarding the computation of ratio of earnings to fixed charges for the
              Registrant.
 13.1         Form 10-Q of REV Holdings for the Quarter ended September 30, 2000. (Incorporated herein by Reference.)
*23.1         Consent of KPMG LLP.
*23.2         Consent of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to the Registrant
              (included in Exhibit 5.1).
+24.1         Power of Attorney of Ronald O. Perelman.
+24.2         Power of Attorney of Howard Gittis.
+24.3         Power of Attorney of Ronald O. Perelman.
+24.4         Power of Attorney of Howard Gittis.
*25.1         Statement of Eligibility and Qualification on Form T-1 of Wilmington Trust Company, as
              Trustee under the Indenture relating to the Registrant's Senior Secured Notes due 2004.
*99.1         Form of Letter of Transmittal.
*99.2         Form of Notice of Guaranteed Delivery.
*99.3         Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other
              Nominees.
*99.4         Form of Letter to Clients.
*99.5         Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.
*99.6         Form of Keepwell Agreement between GSB Investments Corp. and REV Holdings Inc.

----------
+ Previously filed.

* Filed herewith.